                                   SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                     1934 (Amendment No.___________________)


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by
   Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       SPECIALTY EQUIPMENT COMPANIES, INC.

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:

[ ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11) (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No:

     3)   Filing Party:

     4)   Date Filed:

                       SPECIALTY EQUIPMENT COMPANIES, INC.
                       1245 CORPORATE BOULEVARD, SUITE 401
                             AURORA, ILLINOIS 60504

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999

TO THE STOCKHOLDERS OF
     SPECIALTY EQUIPMENT COMPANIES, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of Specialty Equipment Companies, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Offices located at 1245 Corporate Blvd., Suite 401, Aurora, Illinois on Thursday, May 27, 1999 at 10:00 a.m., Chicago time, for the following purposes:

     1. To consider and vote on the election of three members of the Company's Board of Directors.

     2. To consider and vote on the adoption of the Company's Amended and Restated Executive Long-Term Incentive Plan.

     3. To consider and vote on a proposed amendment to the Company's Non-Employee Director Long-Term Incentive Plan.

     4. To consider and act upon such other matters as may properly come before the meeting.

     Stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. For the ten days prior to the annual meeting, a complete list of the stockholders entitled to vote at the Annual Meeting shall be open to any stockholder, for any purpose germane to the meeting, during normal business hours at the offices of LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60674-9910.

     A copy of the Annual Report and Form 10-K of the Company for the fiscal year ended January 31, 1999 is enclosed herewith.

     You are requested to sign, date and return the accompanying proxy in the enclosed envelope, whether or not you expect to attend the meeting in person.

                                 By order of the Board of Directors,

                                 /s/ DONALD K. MCKAY
                                 --------------------
                                 Donald K. McKay, Secretary
Aurora, Illinois
April 16, 1999

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                       SPECIALTY EQUIPMENT COMPANIES, INC.
                       1245 CORPORATE BOULEVARD, SUITE 401
                             AURORA, ILLINOIS 60504

                                 PROXY STATEMENT
                             SOLICITATION OF PROXIES

     This proxy statement (the "Proxy Statement") is furnished to stockholders of Specialty Equipment Companies, Inc. (the "Company") in connection with a solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held May 27, 1999 and any adjournments or postponements thereof for the purposes set forth in the accompanying notice. Proxies are being solicited from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as to the following matters:

     -    The election of three members of the Board of Directors;

     - The proposed adoption of the Amended and Restated Executive Long-Term Incentive Plan (the "Amended Employee Plan"), which amends and restates the Company's existing Executive Long-Term Incentive Plan (the "Existing Employee Plan") (for the purposes of this Proxy Statement, references to the "Employee Plan" means that the applicable reference applies to both the Existing Employee Plan and the Amended Employee Plan);

     - The proposed amendment (the "Director Plan Amendment") to the Company's Non-Employee Director Long-Term Incentive Plan (the "Director Plan"); and

     - Subject to the restrictions set forth in the proxy, such other matters as may properly come before the meeting.

     Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise. A stockholder can revoke a proxy by executing and delivering to the Secretary of the Company at the above address a subsequent proxy or a written notice of revocation of the proxy, or by attending the Annual Meeting and voting in person. In the absence of any contrary written direction in the proxy, each proxy will be voted for the election of the nominees for directors named in this Proxy Statement and in the proxy, for the Amended Employee Plan and the Director Plan Amendment, and, except as otherwise provided in the proxy, in the best judgment of the persons named in the proxy as representatives upon any other matters which may properly come before the Annual Meeting. The Company's Annual Report for its fiscal year ended January 31, 1999, including financial statements, and this Proxy Statement and the attached form of proxy are first being mailed to stockholders on or about April 16, 1999.

     Each stockholder of record at the close of business on March 31, 1999, the record date stated in the notice of the meeting ("Record Date"), is entitled to vote at the meeting and at any adjournments or postponements thereof. On the Record Date, there were outstanding 18,463,337 shares of the Company's common stock, par value $,01 per share (the "Common Stock"), each entitled to one non-cumulative vote. No other shares of the Company entitled to vote at the Annual Meeting were outstanding. A quorum will be present at the meeting if the holders of a majority of the outstanding shares of Common Stock are present in person or by proxy. For this purpose, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

     Proxies will be solicited by mail and may also be solicited by personal interview, telephone, telecopy and telegram. Solicitation will be made on a part-time basis by directors and officers of the Company and by other regular employees, who will receive no compensation therefor other than their regular salary. The Company will arrange for brokerage houses, nominees and other custodians holding Common Stock of the Company of record to forward proxy soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them. The cost of the solicitation of proxies will be borne by the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's Annual Meeting of Stockholders in 2000 must be received by the Secretary of the Company at the above address by December 17, 1999, for inclusion in the Company's proxy, notice of meeting and proxy statement relating to that meeting. At that Annual Meeting of Stockholders, the Company (or proxies selected by the Company) may exercise discretionary voting authority with respect to any stockholder proposals which are not included in the Company's proxy materials and which are not submitted to the Company in writing on or before March 2, 2000.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table (the "Security Holdings Table") sets forth information as of April 1, 1999 to the Company's knowledge based upon (a) reports filed with the Securities and Exchange Commission (the "Commission") on or before such date pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or Rule 13D promulgated by the Commission pursuant to the Exchange Act and (b) certain other information known to the Company, (i) with respect to persons or groups who are believed by the Company to be beneficial owners of more than five percent of the outstanding Common Stock and
(ii) with respect to beneficial ownership of the Company's directors and the nominees to the Board of Directors who own such Stock, and each of the executive officers named in the Cash Compensation Table below. Beneficial ownership is defined, for this purpose, as the sole or shared power to vote, or to direct the disposition of, the Common Stock. Unless otherwise noted, the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                             AMOUNT OF
                                                                            BENEFICIAL              PERCENT OF
                   NAME OF BENEFICIAL OWNER                                  OWNERSHIP               CLASS (1)
                   ------------------------                                  ---------               ---------
Malcolm I. Glazer (2)(3)                                                  7,738,342.14                  39.5%
Ariel Capital Management, Inc. (2)(4)                                        5,098,500                  27.6%
FMR Corp (2)(5)                                                                945,400                   5.1%
Daniel B. Greenwood (6)                                                        315,093                   1.7%
William E. Dotterweich (6)                                                     228,000                   1.2%
Donald K. McKay (6)                                                            264,661                   1.4%
Jeffrey P. Rhodenbaugh (6)(7)                                                  339,918                   1.8%
Richard A. Kent (6)                                                            175,241                    (8)
William W. Robertson (6)                                                       117,600                    (8)
Barry L. MacLean (6)                                                            20,241                    (8)
Kevin E. Glazer (9)                                                             16,606                    (8)
Charles E. Hutchinson (6)                                                       15,241                    (8)
Avram A. Glazer (9)                                                             15,000                    (8)
All directors and executive officers as a group (11 people)(6)            9,245,943.14                  44.4%



     (1) For purposes of calculating the percent of class, the Company has used the number of shares of its Common Stock outstanding as of the date specified above, 18,463,337, adjusted in the case of Malcolm I. Glazer as set forth in footnote 3 to this table and, in the cases of Messrs. Greenwood, Robertson, McKay, Rhodenbaugh, Dotterweich, Kent and MacLean, as set forth in footnote 6 to this table.

     (2) The addresses of the persons shown on the foregoing table who are believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock are as follows: Malcolm I. Glazer, 1482 South Ocean Boulevard, Palm Beach, Florida 33480; Ariel Capital Management, Inc. ("Ariel"), 307 North Michigan Avenue, Suite 500, Chicago, Illinois 60601; and FMR Corp. ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109.

          (3) The amount shown includes shares that can be acquired within 60 days through the exercise of warrants to purchase 1,145,769.14 shares of Common Stock, and the percentage of the class owned assumes the exercise of such warrants. The warrants and shares are held in the name of the Malcolm I. Glazer Family Limited Partnership, in which Malcolm I. Glazer is the sole general partner.

          (4) Ariel holds its respective shares solely as a result of its position as investment adviser for its clients. Ariel disclaims beneficial ownership of such shares of Common Stock. Ariel has sole dispositive power and sole voting power with respect to only all such shares. Mr. John W. Rogers, president and principal shareholder of Ariel, may be deemed to have beneficial ownership of the shares beneficially owned by Ariel, but disclaims such ownership.

          (5) FMR holds its respective shares solely through one investment company, Fidelity Low-Priced Stock Fund. FMR disclaims beneficial ownership of such shares of Common Stock. Edward C. Johnson III, Abigail P. Johnson and FMR, through its control of Fidelity and Fidelity Low-Priced Stock Fund have sole dispositive power and sole voting power with respect to such shares of Common Stock.

          (6) The amounts and percentages include those reflected in column (b) and (c).

                                 (a)                             (b)                   (c)
                                                         Shares Issuable on       Shares Issuable
                                                         Exercise of Options       on Exercise of
                                                                Under              Options Under
                                 Name                       Employee Plan          Director Plan
                                 ----                       -------------          -------------
                           Daniel B. Greenwood                 150,000                   --
                           Jeffrey P. Rhodenbaugh              325,000                   --
                           William E. Dotterweich              228,000                   --
                           Richard A. Kent                       ---                 175,241
                           Barry L. MacLean                      ---                  20,241
                           Donald K. McKay                     200,000                   --
                           William W. Robertson                117,600                   --
                           All directors and executive
                           officers as a group               1,020,600               195,482

          (7) Includes an aggregate of 1,600 shares held in the names of Mr. Rhodenbaugh's children as to which he may be deemed to have shared voting and investment power.

          (8)  Less than one percent.

          (9)  Avram A. Glazer and Kevin E. Glazer are sons of Malcolm I.
               Glazer.


          Section 16(a) of the Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent holders during or with respect to the Company's fiscal year ended January 31, 1999 were met.

1. ELECTION OF DIRECTORS

     Three members of the Board of Directors will be elected to the class of the Board of Directors which term expires at the annual meeting of stockholders in the Company's fiscal year ending January 31, 2003.

     The shares represented by proxies received by the Board of Directors will be voted, in the absence of any contrary direction therein, for the election of the nominees hereinafter listed and described. The Board of Directors believes that the persons named will be available, but if any nominee becomes unwilling or unable to serve as a director, the proxies will be voted for another individual to be selected by the Board of Directors. The affirmative vote of a plurality of the shares of the Company's Common Stock represented at the Annual Meeting is required for the election of directors. To the extent that authority is withheld with respect to any nominee, such withheld votes will be excluded from the vote and will have no effect on the outcome of the election.

     Each of Avram A. Glazer, Charles E. Hutchinson and Richard A. Kent is nominated, and upon election will hold office for a three year term, expiring at the annual meeting of stockholders in the Company's fiscal year ending January 31, 2003, and until his successor is chosen and has qualified.

     Certain other information (as of the date of this Proxy Statement) concerning the above-mentioned nominees and the current directors who will continue to serve on the Board of Directors after the Annual Meeting is set forth below.


Board Members and Nominees                                 Age
---------------------------------------------------------------
Daniel B. Greenwood (member)                                79
William E. Dotterweich (member)                             63
Kevin E. Glazer (member)                                    37
Jeffrey P. Rhodenbaugh (member)                             44
Malcolm I. Glazer (member)                                  70
Avram A. Glazer (member and nominee)                        38
Charles E. Hutchinson, Ph.D. (member and nominee)           63
Richard A. Kent (member and nominee)                        53
Barry L. MacLean (member)                                   60

     Mr. Avram A. Glazer, a member and nominee to the Board of Directors, has been employed by, and works on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm Glazer, for more than the past ten years, with his principal responsibilities including identifying, implementing, monitoring and disposing of Malcolm Glazer's investment interests, including serving as President and Chief Executive Officer of Zapata Corporation ("Zapata"), a manufacturer of marine protein products and food packaging services, since March 1995. He is also a director of Zapata and until 1997 he was a director of Envirodyne Industries, Inc. ("Envirodyne"), a packaging materials company. Avram Glazer also serves as a director of Houlihan's Restaurant Group, Inc. ("HRGI"), which is a holding company for restaurants (including Houlihan's Restaurants), some of which regularly purchase restaurant equipment from the Company. He is Chairman of the Board of Omega Protein Corporation ("Omega"), engaged in the production of marine protein products. Avram Glazer is the son of Malcolm Glazer and the brother of Kevin Glazer, both of whom are current directors. Mr. Glazer has served as a director since May 1994.

     Dr. Hutchinson, a member and nominee to the Board of Directors, is Dean (Emeritus) of the Thayer School of Engineering at Dartmouth College. He was Dean of the Thayer School of Engineering at Dartmouth College from 1984 to 1994. Dr. Hutchinson holds a Ph.D. from Stanford University. Dr. Hutchinson has also been a Professor at the University of Massachusetts, has published extensively and has extensive consulting experience with both public and private entities. He is a member of the Board of Directors of Markem Corporation, Hypertherm, Inc. and Medical Media Systems, Inc. Dr. Hutchinson has served as a director of the Company since March 1992.

     Mr. Kent, a member and nominee to the Board of Directors, is currently Chairman and Chief Executive Officer of Kentco Capital Corporation. He is also President of Parco Foods L.L.C. Mr. Kent was formerly

Chairman/Chief Executive Officer and President of Orval Kent Food Company, Inc. Mr. Kent is a past Vice President and a member of the Board of Directors of the Salad Manufacturers Association. Mr. Kent has served as a director of the Company since March 1992.

     Mr. Greenwood, a member of the Board of Directors, has served as Chairman of the Board since January 1985, and as Chief Executive Officer of the Company from that date until September 1988 and from November 16, 1993 to January 31, 1995. Before becoming Chairman he was employed by Taylor (one of the Company's divisions) for thirty years, most recently as President. Mr. Greenwood has served as a director since 1985. His current term as a director expires in fiscal 2002.

     Mr. Dotterweich, a member of the Board of Directors, has served as a member of the Board of Directors since May 1995. Mr. Dotterweich was Chief Executive Officer of the Company from December 1993 until May 1997 and served as President and Chief Operating Officer of the Company from December 1993 until September 1996. From 1989 to 1992 Mr. Dotterweich worked for the Company in a consulting capacity. Prior to that time, from 1985 until 1989, Mr. Dotterweich served as President and Chief Operating Officer of the Company. Mr. Dotterweich was previously a director of the Company from January 1985 to September 1988. From 1981 to 1985 Mr. Dotterweich was employed by Beatrice as President of its Commercial Equipment Division which included the food service equipment group. Since May 1, 1997, Mr. Dotterweich has served as a consultant to the Company. His current term as a director expires in fiscal 2002.

     Mr. Kevin E. Glazer, a member of the Board of Directors, has been employed by, and works on behalf of, Malcolm Glazer and a number of entities owned and controlled by Malcolm Glazer, for more than the past ten years. Kevin Glazer's principal responsibilities have included overseeing the operations of Malcolm Glazer's investment interests, including serving as a Vice President of First Allied Corporation since 1986. He also serves as a director of both HRGI and Savannah Bank N.A. Kevin Glazer is the son of Malcolm Glazer, who is a current director, and the brother of Avram Glazer, who is a nominee and a current director. Mr. Glazer has served as a director since May 1994. His current term as a director expires in fiscal 2002.

     Mr. Rhodenbaugh, a member of the Board of Directors, has been President and Chief Operating Officer of the Company since September 1996. Mr. Rhodenbaugh became Chief Executive officer of the Company after Mr. Dotterweich's retirement on May 1, 1997. He was President of Beverage-Air from March 1996 to September 1996. From April 1993 to March 1996 he served as Executive Vice President of Beverage-Air. He also served as Vice President of Marketing of the Company from January 1991 to September 1996. He served as President of Wells from January 1990 to January 1991 and as Wells' Vice President of Sales and Marketing from 1986 to January 1990. Mr. Rhodenbaugh joined Wells after nine years at Hobart Corporation as a field sales employee and national account manager. Mr. Rhodenbaugh serves on the Board of Directors and Executive Committee and, in 1997, as president, of the North American Association of Food Equipment Manufacturers (NAFEM). His current term as a director expires in fiscal 2001.

     Mr. Malcolm I. Glazer is a member of the Board of Directors. He has been a self-employed, private investor whose diversified portfolio consists of investments in television broadcasting, restaurants, health care, banking, real estate, sports franchises, stock, and corporate bonds for more than the past nine years. He has been President and Chief Executive Officer of the First Allied Corporation since 1984. He is Chairman of the Board of Directors of Zapata and until 1997 a director of Envirodyne. He is also a director and Chairman of the Board of HRGI and a director of Omega. Malcolm Glazer is the father of Kevin Glazer, who is a current director, and Avram Glazer, who is a nominee and a current director. Mr. Glazer has served as a director since May 1994. His current term as a director expires in fiscal 2001.

     Mr. MacLean is a member of the Board of Directors. He is currently the President and Chief Executive Officer of MacLean-Fogg Company, a manufacturer of automotive parts and products for the power and telephone utilities businesses, and has served in those positions since 1972. Mr. MacLean also serves as a Director of Oce-U.S.A., Inc and L.R. Nelson Corp., a manufacturer of lawn and garden sprinklers. Mr. MacLean is a Director and a former Chairman of the Illinois Manufacturers Association, and is a trustee of Dartmouth College. Mr. MacLean has served as a director of the Company since March 1992. His current term as a director expires in fiscal 2001.

2. APPROVAL OF THE SPECIALTY EQUIPMENT COMPANIES, INC. AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN

     On March 3, 1999 the Board of Directors unanimously approved the Amended Employee Plan, subject to shareholder approval. There are only 8,750 shares of Common Stock eligible for award grants under the Existing Employee Plan. Accordingly, the Board sought to increase the number of shares available for grant of awards, and to make certain other changes. The principal changes from the Existing Employee Plan as a result of the adoption of the Amended Employee Plan are as follows:

- An increase in the aggregate number of shares of the Common Stock available for grants under the Employee Plan by 1,000,000 shares (from 4,004,814 to 5,004,814);

- Awards made under the Amended Employee Plan (but not outstanding awards) will vest in four equal annual installments;

- Awards granted either under the Amended Employee Plan or the Existing Employee Plan ("Awards") will be transferable to certain family members and certain trusts and partnerships for the benefit of family members; and

- Awards made under the Amended Employee Plan (but not outstanding awards or incentive stock options) may have terms of up to fifteen years, and such Awards (other than an incentive stock option) can have termination dates which are as late as ten years from vesting.

The terms of the Amended Employee Plan, as proposed, are summarized below. Also, we have attached a copy of the Amended Employee Plan as Appendix A to this Proxy Statement. The summary of the Amended Employee Plan is qualified in its entirety by the text of the Amended Employee Plan.

     In the event that the Amended Employee Plan is not approved by the stockholders at the Annual Meeting, the Company will be limited to making Awards pursuant to and in accordance with the Existing Employee Plan, and accordingly will have authority to make Awards with respect to only 8,750 shares of Common Stock under the Existing Employee Plan (subject to increase by the amount of outstanding Awards which expire or are forfeited).

Purpose of the Plan

     The primary purpose of the Employee Plan is to provide a means by which key employees of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its subsidiaries and their desire to remain employed by the Company and its subsidiaries. The Employee Plan also is intended to attract and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its subsidiaries.

Scope of the Plan

     4,004,814 shares of common stock have been reserved for issuance on account of the exercise of options and stock appreciation rights ("SARS") granted under the Existing Employee Plan. The Amended Employee Plan would increase the number of shares available for issuance under the Employee Plan by 1,000,000 shares to 5,004,814. Of this amount of shares of the Company's Common Stock, a maximum of 1,500,000 shares of the Company's Common Stock may be made subject to awards granted to any particular individual. If an Award under the Employee Plan expires or terminates without being exercised in full or is forfeited, the shares of the Company's Common Stock subject thereto will generally become available for new Awards. Awards granted under the Existing Employee Plan expire no more than 10 years from the date of grant. Awards granted under the Amended Employee Plan expire no more than 15 years from the date of grant. The Employee Plan provides that the Stock Incentive Committee may make any appropriate adjustments to the aggregate number of shares of the Company's Common Stock available pursuant to the Employee Plan, the number of shares covered by an option and the exercise price of options to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-otf, reorganization, stock rights offering, liquidation or similar event, of or by the Company. The Stock Incentive Committee is also authorized to take other actions under the Employee Plan to reflect such an event, including, without limitation, the termination or continuation of such award.

     In connection with the adoption of the Amended Employee Plan by the Board of Directors, the Stock Incentive Committee informed the Board of Directors that it intends to grant additional Awards only to the extent (a) the Company repurchases shares of Common Stock from its stockholders, (b) shares of Common Stock are obtained from participants using them to pay the exercise price of Awards or to satisfy the Company's tax withholding obligations in connection therewith and (c) Awards are forfeited or expire unexercised. Additionally, the Stock Incentive Committee intends to make Awards with respect to no more than 500,000 shares in any one calendar year. To this effect, you should note that on April 7, 1999 the Company announced that the Board of Directors had approved a plan to repurchase one million shares of Common Stock in the open market and in private transactions. The exact number of shares to be purchased and the price to be paid will depend upon the availability of shares, the prevailing market prices and any other considerations which may, in the opinion of the Board of Directors or management, affect the advisability of purchasing shares of Common Stock.

Interested Parties

     All of the Company's executive officers have an interest in the proposal, as they are eligible to receive Awards under the Employee Plan. Additionally, three of the Company's current directors (Messrs. Rhodenbaugh, Dotterweich and Greenwood) and each of the other executive officers hold outstanding Awards, and, accordingly, will benefit from the adoption of the Amended Employee Plan. See footnote 6 to the Security Holdings Table, above, and "Executive Compensation - Employee Plan," below.

Grants

     Under the Existing Employee Plan, as of April 1, 1999, authority existed to grant additional Awards with respect to 8,750 shares of Common Stock (subject to adjustment as discussed above).

Administration of the Plan

     The Stock Incentive Committee administers the Employee Plan. Subject to the Employee Plan's provisions, the Stock Incentive Committee has broad authority, among other things, to determine when and what grants may be made; to interpret, and adopt rules relating to, the Employee Plan; to determine the terms of the agreements relating to grants; to accelerate the vesting of Awards other than those subject to performance goals; to modify, with the consent of the grantee, any such agreement; to cancel existing Awards with the consent of the grantee and to substitute New Awards; and with respect only to Awards issued under the Amended Employee Plan to extend the exercisability of Awards but not to extend the term of any Award beyond 15 years from the date of grant. The Stock Incentive Committee also has authority to adjust, terminate or continue any Award in the event of an acquisition, merger, reorganization, liquidation or other similar event involving the Company. The Stock Incentive Committee can issue non-qualified options or it can impose additional restrictions on option grants so that they qualify as incentive stock options under the Internal Revenue Code ("IRC").

Eligible Participants in the Plan

     All employees of the Company and its subsidiaries are eligible to be granted Awards under the Employee Plan. To date, a total of 43 employees have been granted Awards under the Employee Plan. The Stock Incentive Committee has indicated that, with the increased number of shares reserved for Awards, grants will be made to a broader range of employees, including certain high potential employees designated by the Company's executive officers who might not otherwise be considered as Award recipients.

Terms of Awards Under the Plan

     Options granted under the Employee Plan allow participants to purchase shares of the Company's Common Stock at an exercise price determined by the Stock Incentive Committee which cannot be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the grant date. At the time of grant, the Stock Incentive Committee may designate options granted under the Employee Plan as incentive stock options. For the purposes of the Employee Plan (and the Director Plan), Fair Market Value is to be determined as of any date by reference to the closing quoted price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on that date. If the stock is not listed on the NYSE, then the price will be based on the average of the closing bid and asked price of the Common Stock on that day on the Nasdaq National Market or the closing price of the Common Stock on another national securities exchange on which the Common Stock is listed (or the Nasdaq SmallCap Market, if the Common Stock is not listed on any national stock exchange or qualified for trading on the Nasdaq National Market). In the event that the Common Stock is not listed on an exchange or quoted on the Nasdaq National Market of the Nasdaq SmallCap Market, Fair Market Value will be determined by a qualified independent appraiser selected by the Stock Incentive Committee (or in the case of the Director Plan, the Board).

     An option designated as an incentive stock option shall have an option price not less than 100% of the Fair Market Value of the Common Stock on the date of grant (not less than 110% of such Fair Market Value in the case of a 10% owner) and a term of not more than 10 years (5 years in the case of a 10% owner). The shares with respect to which incentive stock options first become exercisable in a calendar year shall not have a Fair Market Value on the date of grant in excess of $100,000. Incentive stock options must be granted within 10 years from the earlier of the date the Employee Plan is adopted or approved by stockholders. The Stock Incentive Committee is authorized to take action to cause an incentive stock option to be treated as a non-qualified option without the consent of the optionee.

     The Employee Plan permits the Stock Incentive Committee, with the consent of the grantee, to grant substitute options for any canceled options granted under the Plan. If the Stock Incentive Committee cancels any options, and new options are substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new options, and may provide that the grant date of the canceled options shall be the date used to determine the earliest date or dates for exercising the new substituted options under the Employee Plan so that the grantee may exercise the substitute options at the same time as if the grantee had held the substituted options since the grant date of the canceled options.

     Awards granted under the Amended Employee Plan will be exercisable until the tenth anniversary of the vesting of such option. Options granted under the Existing Employee Plan expire on the fifth anniversary of the vesting of such options (if earlier than the tenth anniversary of the grant date). Payment of the exercise price of options may be made in any combination of cash; with the approval of the Stock Incentive Committee, Common Stock held by grantee for at least 6 months (valued at its Fair Market Value on the date of exercise); with the approval of the Stock Incentive Committee, shares of restricted stock; or by the simultaneous sale through a broker of shares of unrestricted Common Stock acquired on exercise. If restricted stock is used to pay the exercise price, shares acquired equal to the number of shares of restricted stock tendered shall be subject to substantially the same restrictions as the restricted stock tendered in such exercise. The Stock Incentive Committee may allow a grantee to defer payment of the option exercise price or any taxes associated with a benefit provided under the Employee Plan which is a non-cash benefit at the time it is taxable, in accordance with such interest rates and such other terms and conditions as it may determine, or may cause the Company to guarantee a loan to the grantee in an amount equal to all or part of the option exercise price and/or related taxes.

     Each SAR granted under the Employee Plan will provide the grantee, upon exercise, a benefit (the "Benefit Amount") equal to the difference between the Fair Market Value of one share of the Company's Common Stock on the date of exercise and (i) in the case of an SAR identified with a share of the Company's Common Stock subject to an option, the option exercise price of such option or such higher price specified in the grant or (ii) in the case of any other SAR, the Fair Market Value of a share of Common Stock on the grant date or such higher price specified in the grant. The Stock Incentive Committee, at the time of grant of an SAR, may provide that the benefit for any SAR may not exceed (a) a specified percentage of (i) such Benefit Amount or (ii) the Fair Market Value of a share of Common Stock on the grant date, or (b) in certain cases of SARs associated with options, an amount equal to the maximum applicable federal corporate income tax rate multiplied by the amount of taxable compensation realized by the grantee upon exercise of the option with which such SAR was associated.

     SARs granted under the Amended Employee Plan will be exercisable until the tenth anniversary of the vesting of such SAR, but not later than the fifteenth anniversary of grant. Under the Existing Employee Plan, the exercise period of an SAR ended on the fifth anniversary of vesting (if earlier than the tenth anniversary of grant). Unless otherwise provided in the grant, the exercise of SARs that are identified with shares subject to an option will result in the cancellation of such option to the extent of such exercise. Benefits upon the exercise of SARs are payable in cash unless the Stock Incentive Committee determines that the benefits be paid wholly or partly in shares of Common Stock. To date, no SARs have been granted under the Employee Plan.

     Each option and SAR granted (or regranted) prior to May 6, 1994 were to vest and become exercisable in three installments. The first installment of any such option or SAR (for 50% of the initial number of shares subject to such option or SAR) were to vest and become exercisable two years after the date of grant. The second installment of any such option or SAR (for 25% of the initial number of shares subject to such option or SAR) were to vest and become exercisable only if prior to April 30, 1996 Fair Market Value of the Outstanding Stock (as defined pursuant to the Plan) equals or exceeds $75 million. The final installment has identical provisions except that the latest possible vesting date is April 30, 1998 and vesting will occur only if the Fair Market Value of the Outstanding Stock equals or exceeds $150 million. For both installments, vesting and exercisability were to be effective as of the first date that the relevant target amount is reached, except that if the applicable target is reached prior to the second anniversary of the date of grant of an award, such award will vest and become exercisable on such second anniversary. As the Fair Market Value of the Outstanding Stock exceeded $150 million prior to each of the applicable dates, the final two installments of each of the options granted prior to May 6, 1994 (other than those forfeited because of a termination of employment occurring before vesting) have vested and become exercisable. In calculating the number of shares of Outstanding Stock for these purposes, shares acquired under the Employee Plan or the Director Plan or issued after May 6, 1993 for consideration (other than shares issued upon the exercise of warrants outstanding on May 6, 1993) are excluded. By resolution dated December 15, 1993, the Committee waived with respect to the first installment of all Awards outstanding on such date all vesting conditions and terms in the event of (i) termination of the grantee's employment by the Company other than for cause,
(ii) a material change by the Company in the grantee's function, duties or responsibilities which results in (a) the grantee's position becoming one of materially lesser responsibility, importance or scope or (b) an unreasonable increase in the burdens of the grantee's duties or (iii) any failure by the Company to comply with any material term of any employment agreement between the grantee and the Company,

     The Existing Employee Plan originally provided that each option and SAR granted (or regranted) on or after May 6, 1994 would be subject to a substantially similar vesting schedule as options and SARs granted prior to that date, except that the performance goals for the second and third installments will be established by the Committee at the time of the grant of such Award, and will be consistent with the goals stated above. By a previous amendment, the Stock Incentive Committee was given flexibility in determining vesting schedules, without any requirement that the vesting schedule be similar to the pre-May 6, 1994 vesting schedule. The Amended Employee Plan would limit this authority for all future Awards, providing that future Awards will vest in four equal annual installments.

     Generally an Award granted under the Employee Plan is not assignable or transferable other than by will or the laws of descent and distribution and, during the grantee's lifetime, may only be exercised by the grantee. However, the Employee Plan provides that a grantee may designate a beneficiary who may exercise his Awards after his death or transfer an Award (other than an incentive stock option) to an inter-vivos trust of which the grantor is both settlor and trustee. Pursuant to the Amended Employee Plan, a grantee (including a grantee of currently outstanding awards) will be permitted to make gifts of options to members of the grantee's immediate family (which means the grantee's spouse, children, grandchildren, stepchildren, parents, stepparents, grandparents, siblings, half siblings and the spouses of any of those people), any trust for the benefit of the grantee's immediate family or any partnership the partners of which are members of the grantee's immediate family.

     Awards that are vested and exercisable at the date of a grantee's termination of service generally may be exercised for three months thereafter, except that such Awards may be exercised for three years after death, disability, retirement, and, in the case of death and disability, all Awards immediately become vested and exercisable unless subject to performance goals not met prior to the date of such death or disability.

Duration, Modification or Termination of the Plan

     The Board of Directors may modify or amend the Employee Plan without the approval of the stockholders except to the extent that such approval is required by (i) the rules of the Securities and Exchange Commission (the "Commission") to permit transactions in stock pursuant to the Employee Plan to be exempt from potential liability under Section 16(b) of the Securities Exchange Act of 1934,
(ii) the Internal Revenue Code ("IRC") to retain incentive stock option treatment under Section 422 of the IRC or (iii) listing requirements of any stock exchange or market system on which any of the Company's equity securities are listed or qualified for trading, each only to the extent applicable.

     The Employee Plan will terminate on May 5, 2003, or at such earlier time as the Board of Directors may determine. No termination of the Employee Plan will affect outstanding Awards.

Federal Income Tax Implications of the Plan

     The following discussion summarizes certain federal income tax consequences of participation in the Employee Plan based on the law in effect on April 1, 1999. Neither this summary nor the other summaries in this Proxy Statement of certain federal income tax consequences of participation in plans purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

     Stock Options. An optionee realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the optionee. In most cases, a disposition of shares received upon exercise of an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the optionee and a deduction to the Company equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition of shares received upon exercise is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of the shares received on the exercise of an incentive stock option is taxed to the optionee as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     In the case of a non-qualified option, the optionee has no taxable income at the time of grant but realizes income at the time of exercise in an amount equal, in general, to the excess at that time of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss (long-term or short-term depending upon the length of the period which has elapsed between option exercise and the sale of the stock) for which the Company is not entitled to a deduction.

     In general, an incentive stock option that is exercised more than three months after Termination of Employment is treated as a nonqualified option. An optionee's incentive stock options are also treated as nonqualified options to the extent they first become exercisable in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $ 100,000.

     Stock Appreciation Rights (SARs). A participant has no taxable income Upon the grant of an SAR or similar right but realizes income at the time of exercise equal in general to the amount of cash and the fair market value of any Common Stock received. A corresponding deduction is available to the Company.

     Loans. Generally speaking, bona fide loans made under the Employee Plan do not result in taxable income to the participant or a deduction to the Company. However, any loan made at a rate of interest lower than certain rates specified under the IRC may result in income being imputed to the borrower and in a corresponding deduction for the Company. Forgiveness of all or a portion of a loan will also result in income to the borrower and a deduction for the Company.

     Supplemental Grants. If outright cash grants are given in order to facilitate the payment of Award-related taxes, the grants are included in income at the time of receipt and a corresponding deduction is available to the Company.

     Dividends. Dividends paid on Common Stock are generally not deductible by the Company.

     Withholding. The Company is required to withhold income taxes with respect to income received upon the exercise of a non-statutory option or an SAR. With the approval of the Committee and subject to conditions specified in the Employee Plan, the grantee can elect to have the Company retain, upon option exercise, shares sufficient to satisfy such grantee's tax obligations with respect to the option exercise.

     The Company's federal income tax deduction as discussed above for compensation paid pursuant to the Employee Plan is subject to the limitations of
Section 162(m) of the Internal Revenue Code. In general, Internal Revenue Code
Section 162(m), subject to certain exceptions, denies a deduction for compensation payable to the Chief Executive Officer of the Company and any other employee who is one of the four highest paid executive officers other than the Chief Executive Officer of the Company to the extent that such compensation (including taxable income realized upon the exercise of nonstatutory options) exceeds $1 million in any taxable year. Compensation received from a stock option generally does not count as part of an executive officer's compensation for the purpose of determining whether an employee has received compensation in excess of $1 million in a year if (i) the option plan has been approved by a majority of the stockholder votes cast on the approval of the plan and its amendments, (ii) the plan states the maximum number of shares which may be granted in a specific period to an individual; and (iii) the amount of compensation an individual could receive is based solely on an increase in the value of stock after the date the options are granted. In addition the grants or awards must be made by a committee of the Board of Directors consisting of two or more outside directors who do not receive more than a de minimis amount of remuneration directly or indirectly, in any capacity other than as a director, from the Company. However, other characteristics of a grant affect whether or not a deduction is actually available in a given case. For example, if one of the four highest paid officers is assured that he will receive a payment from the Company if the value of his non-qualified stock options does not reach a specified target, his income from the stock options would be included in determining whether his annual compensation exceeds $1 million. Accordingly, part or all of the compensation paid to such executive officers under the Employee Plan may not be deductible by the Company.

     A grantee who gives one or more options to a permissible transferee will have taxable income equal to the difference between the Fair Market Value of the Common Stock at the time the option is exercised and the option exercise price when the transferee exercised the option.

Approval Requirement

     Approval of the Amended Employee Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting. For these purposes, abstentions have the effect of votes against the Amended Employee Plan and broker non-votes will have no effect upon the outcome.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The Board of Directors believes that the adoption of the Amended Employee Plan will promote the interests of the Company and the stockholders and help the Company to attract, motivate and retain employees. Accordingly, the Board of Directors has approved the adoption of the Amended Employee Plan and recommends that stockholders vote "FOR" the proposal to approve the Amended Employee Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

3. APPROVAL OF AN AMENDMENT TO THE SPECIALTY EQUIPMENT COMPANIES, INC. NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE PLAN

The Proposed Amendments

     On March 3, 1999, the Board of Directors unanimously approved the Director Plan Amendment, subject to shareholder approval. The Director Plan Amendment among other more technical revisions:

     - Makes options granted pursuant to the Director Plan ("Director Options") transferable to certain revocable trusts, family members and certain trusts and partnerships for the benefit of family members;

     - Permits the exercise price of Director Options to be paid by the tender of Common Stock held by the optionholder for at least six months; and

     - Grants the Board of Directors broader authority to administer the Director Plan.

     The terms of the Director Plan, as proposed to be amended, are summarized below. Also, we have attached a blacklined copy of the Director Plan, marked to show the proposed amendments, as Appendix B to this Proxy Statement. The summary of the Director Plan is qualified in its entirety by the text of the Director Plan.

Purpose of the Director Plan

     The Company adopted the Director Plan in order to promote the long-term growth and financial success of the Company by enabling it to attract and retain non-employee directors of outstanding ability and to promote a greater identity of interest between the Company's non-employee directors and its stockholders. The Director Plan was adopted by the Board of Directors in March 1993 and approved by the Company's stockholders on May 6, 1993.

The Director Options

     Pursuant to the Director Plan, on May 6, 1993, each non-employee director then serving or elected to serve on the Board of Directors (which includes Messrs. Hutchinson, Kent and MacLean, as well as two former directors) was granted an option to purchase 175,241 shares of Common Stock at a price of $1.00 per share. The aggregate grants under the Director Plan totaled 876,205 shares. The aggregate number of shares of the Company's Common Stock available pursuant to the Director Plan, the number of shares covered by any Director Option, and the exercise price of Director Options will be adjusted to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

Outstanding Director Options and Interested Parties

     As of April 6, 1999, 680,723 Director Options had already been exercised and 195,482 remain outstanding. Of the outstanding Director Options, 175,241 are held by Mr. Kent and 20,241 are held by Mr. MacLean, each of whom, accordingly, has an interest in the proposal to amend the Director Plan.

Vesting of Director Options

     All of the Director Options are now vested. However, upon original grant, the Director Options were subject to vesting in three installments. The first installment of options to purchase 87,621 shares vested and became exercisable on May 6, 1995. The second installment of options to purchase 43,310 shares vested and became exercisable when, prior to April 30, 1996, Fair Market Value (which is defined in the same manner as in the Employee Plan) of the Outstanding Stock (calculated in the same manner as in the Employee Plan) exceeded $75 million. The final installment of options to purchase 43,810 shares vested and became exercisable when, prior to April 30, 1998, Fair Market Value (as defined in the Director Plan) of the Outstanding Stock (as defined in the Director Plan) exceeded $150 million. Awards that are vested and exercisable at the date of a grantee's termination of service generally may be exercised for three months thereafter, except that such Awards may be exercised for three years after death, disability, retirement, and, in the case of death and disability, all Awards immediately become vested and exercisable unless subject to performance goals not met prior to the date of such death or disability.

Term of the Option

     Director Options expire upon the earlier of (i) the fifth anniversary of the vesting of such options and (ii) the tenth anniversary of the grant date.

Transferability of Director Options

     Generally an Award granted under the Director Plan is not assignable or transferable other than by will or the laws of descent and distribution and, during the grantee's lifetime, may only be exercised by the grantee. However, the Director Plan provides that a grantee may designate a beneficiary who may exercise his Awards after his death or transfer an Award (other than an incentive stock option) to an inter-vivos trust of which the grantor is both settlor and trustee. Pursuant to the Director Plan Amendment, a grantee will be permitted to make gifts of options to members of the grantee's immediate family (which means the grantee's spouse, children, grandchildren, stepchildren, parents, stepparents, grandparents, siblings, half siblings and the spouses of any of those people), any trust for the benefit of the grantee's immediate family or any partnership the partners of which are members of the grantee's immediate family.

Exercise of Director Options

     Under the original terms of the Director Plan, the exercise price for Director Options had to be paid in cash. The proposed Director Plan Amendment would permit a holder of Director Options to pay the option price either in cash or by the delivery of shares of Common Stock (valued at their Fair Market Value on the date of exercise) which the optionholder had held for at least six months before the option exercise.

Administration of the Director Plan

     The Director Plan was originally intended to allow the non-employee directors receiving Awards to be "disinterested persons" with respect to other stock plans of the Company, as defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, was intended to be self-governing. To this end, the Director Plan required no discretionary action by any administrative body with regard to any transaction under the Director Plan. Any questions of administration that arose were to be resolved by the Board of Directors, which could, in addition, modify or amend the Director Plan without the approval of the stockholders except to the extent that such approval is required by the rules of the Securities Exchange Commission, the Internal Revenue Code or stock exchange listing requirements, each only to the extent applicable.

     Because of amendments to Rule 16b-3, the Board of Directors is able to exercise greater flexibility in the administration of the Director Plan. Accordingly, the Director Plan Amendment provides the Board of Directors with authority to interpret and administer the Director Plan, to establish, amend and rescind rules carrying out the Director Plan, to construe Director Option agreements and to make all other determinations and to take all actions that it deems necessary or desirable for administering the Director Plan. Nevertheless, the Board of Directors will not have authority to change criterion under the Director Plan for the determination of participants under the Director Plan, the amount or frequency of the grant of any Director Options, or the terms upon which, or the times at which, or the periods within which, Director Options may be exercised.

Termination of the Director Plan

     The Director Plan will terminate on May 6, 2003, or at such earlier time as the Board of Directors may determine. No termination of the Director Plan will affect outstanding Awards.

Federal Income Tax Implications of the Director Plan

     The federal income tax consequences of Director Options are substantially the same as the treatment of non-qualified options which is discussed above under the heading "Proposal 2. Approval of the Specialty Equipment Companies, Inc. Amended and Restated Non-Employee Director Long-Term Incentive Plan - Federal Tax Implications of the Plan," although the Company will not normally have any obligation to withhold income taxes with respect to income received by a non-employee director upon the exercise of a Director Option.

Approval Requirement

     Approval of the Director Plan Amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting. For these purposes, abstentions have the effect of votes against the Director Plan Amendment and broker non-votes will have no effect upon the outcome.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

     The Board of Directors believes that the adoption of the Director Plan Amendment will promote the interests of the Company and the stockholders and help the Company to retain its qualified outside directors. Accordingly, the Board of Directors has approved the adoption of the Director Plan Amendment and recommends that stockholders vote "FOR" the proposal to amend the Director Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

                 DIRECTORS' COMMITTEES, MEETINGS AND COMPENSATION

     The Board of Directors met four times in the Company's fiscal year ending January 31, 1999. Board Committees include an Audit Committee, which met one time during the last fiscal year, a Compensation Committee, which met one time during that year, a Restricted Stock Committee, which met one time during that year, and a Stock Incentive Committee, which met one time during that year. The Board does not have a standing Nominations Committee.

     Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and each of the meetings of the committees on which he served in the Company's fiscal year ending January 31, 1999 held during the period in which he was a director.

     Except as noted below, each director who is not an employee or consultant to the Company receives $28,000 annually, paid in quarterly installments in advance, plus expenses paid for each Board and Committee meeting attended. Messrs. MacLean, Hutchinson and Kent also received Director Options pursuant to the Director Plan (see Proposal 3, above). Additionally, Messrs. Greenwood, Dotterweich and Rhodenbaugh have received options pursuant to the Employee Plan (see Proposal 2, above). Messrs. Greenwood, Dotterweich and Rhodenbaugh do not receive fees for their services as directors.

     Since May 1, 1997 Mr. Dotterweich has served as a consultant to the Company. The Company and Mr. Dotterweich have agreed pursuant to an agreement dated April 30, 1998 that he will continue to serve in such capacity for four years, until May 1, 2001. In connection with his consulting services the Company has agreed to pay Mr. Dotterweich $225,000, $175,000, $125,000 and $75,000 for
each of the years ended April 30, 1998, 1999, 2000 and 2001, respectively, with a portion of this compensation attributable to the provision of consulting services and another portion attributable to certain covenants not to compete agreed to by Mr. Dotterweich, including a post-term non-compete.

     The following table sets forth the number of shares covered by options, all of which are exercisable, held by each non-employee director holding options pursuant to the Director Plan on January 31, 1999 and the aggregate gains that were realized upon their exercise during the fiscal year ended January 31, 1999 or would have been realized had those options been exercised on January 31, 1999. These calculations assume a market value for a share of Common Stock of $28.06, which was the closing price of the Common Stock on January 31, 1999, as quoted on the New York Stock Exchange.

                      AGGREGATED NON-EMPLOYEE DIRECTOR PLAN
       EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION VALUES

                             Shares                              Number of Securities      Value of Unexercised
                            Acquired                            Underlying Unexercised         in-the-Money
                           On Exercise        Yalue Realized       Options at FY-End        Options at FY-End
                           -----------        --------------       -----------------        -----------------
Richard A. Kent                -                     -                  175,241                 $4,742,460
Barry L. MacLean             20,000              $420,150                20,241                    547,772



     The Audit Committee consists of Messrs. MacLean, Kent and Hutchinson. This Committee considers matters relating to internal controls and compliance with accounting policies. It also recommends independent auditors to the Board of Directors and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews the audit fee payable to the independent auditors and the audit results.

     The Restricted Stock Committee consists of Messrs. MacLean, Kent and Hutchinson. The Committee administers the Company's Restricted Stock Plan.

     The Compensation Committee consists of Messrs. MacLean, Kent, Greenwood and Malcolm Glazer. The Compensation Committee reviews and makes recommendations to the Board of Directors on compensation of corporate officers and presidents of the Company's divisions.

     The Stock Incentive Committee consists of Messrs. Hutchinson, Kent, MacLean and Avram Glazer. The Stock Incentive Committee administers the Employee Plan.

                             EXECUTIVE COMPENSATION

     The following summary compensation table (the "Compensation Table") summarizes compensation information with respect to the four most highly compensated executive officers of the Company (collectively, the "Named Executives") in fiscal 1999 (the fiscal year ended January 31, 1999) for services rendered during such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term Compensation
                                           Annual Compensation              Awards          Payout
                                           -------------------              ------          ------
                                                                    Restricted
                                                                       Stock       Options/  LTIP     All Other
                                      Fiscal     Salary      Bonus   Award(s)        SARS   Payout  Compensation
Name and Principal Positions          Year       ($)(2)     ($)(2)      ($)          (#)      -W       ($)(1)
----------------------------          ----       ------     ------  ----------     -------  ------  ------------

Daniel B. Greenwood                   1997      200,000     172,200     N/A           N/A      N/A     35,648
(Chairman of the Board)               1998      200,000     128,300     N/A           N/A      N/A     36,413
                                      1999      200,000     176,400     N/A           N/A      N/A     34,498

Jeffrey P. Rhodenbaugh(3)             1997      235,417     196,453     N/A         50,000     N/A      2,959
(Chief Executive Officer,             1998      337,500     314,525     N/A         50,000     N/A      3,140
Chief Operating Officer and           1999      350,000     748,700     N/A           N/A      N/A      4,181
President, and Chief
Executive Officer, Taylor)

Donald K. McKay                       1997      193,000     166,173     N/A           N/A      N/A      17,929
(Executive Vice President,            1998      203,000     184,224     N/A           N/A      N/A      18,433
Chief Financial Officer,              1999      213,000     451,866     N/A           N/A      N/A      22,223
Treasurer and Secretary)

William W. Robertson                  1997      220,000     171,798     N/A           N/A        N/A     9,475
(Chairman, President and              1998      230,000     320,000     N/A           N/A        N/A     4,413
Chief Executive Officer,              1999      260,000     277,333     N/A           N/A        N/A     3,497
Beverage-Air)


          (1) Benefits include premiums paid by the Company with respect to term life insurance for the benefit of the beneficiaries of the Named Executives and the value of leased cars for the use of certain named Executives, and in the case of Mr. McKay, Mr. Greenwood and Mr. Rhodenbaugh, includes interest imputed on non-interest bearing loans from the Company for payment of taxes on Restricted Stock holdings. See "--Certain Transactions."

          (2) Includes elected deferrals under the Specialty Equipment Companies Retirement Savings Plan.

          (3) Effective May 1, 1997, Mr. Rhodenbaugh's annual salary was increased to $350,000 upon his appointment as Chief Executive Officer.

Defined Benefit Plans

     The Company maintains the Specialty Equipment Companies Retirement Income Plan ("Retirement Plan") for certain of its salaried employees, including executive officers. The Company also maintains the Specialty Equipment Companies Supplemental Retirement Plan ("Supplemental Plan") for certain of its salaried employees, including executive officers, in order to provide benefits in an amount equal to the excess of the benefits that would be paid under the Retirement Plan were it not for the limitations on benefits imposed by the IRC. The benefits under the Supplemental Plan are provided by means of unfunded payments made by the Company to the individuals eligible for such payments, as described in the Supplemental Plan. Based on estimated Social Security benefit levels and on IRC and Retirement Plan applicable limitations in fiscal 1999, the table below reflects annual benefit payments in the form of a single life annuity at age 65 to participants in the Retirement Plan, as supplemented by the Supplemental Plan, at specified compensation levels (based on final average annual earnings -- that is, cash compensation in the five calendar years in which compensation was highest, during the last fifteen calendar years) and with specified lengths of service.

                     YEARS OF CREDITED SERVICE AT RETIREMENT

Final
Average
Annual
Earnings         5          10           15           20         25             30               40
--------      ------     -------      -------      -------     -------        -------          -------
 150,000      10,014      20,029       30,043       40,057      50,072         60,086           81,762
 200,000      13,764      27,529       41,293       55,057      68,822         82,586          111,762
 250,000      17,514      35,029       52,543       70,057      87,572        105,086          141,762
 300,000      21,264      42,529       63,793       85,057     106,322        127,586          171,762
 350,000      25,014      50,029       75,043      100,057     125,072        150,086          201,762
 400,000      28,764      57,529       86,293      115,057     143,822        172,586          231,762
 450,000      32,514      65,029       97,543      130,057     162,572        195,086          261,762
 500,000      36,264      72,529      108,793      145,057     181,322        217,586          291,762
 550,000      40,014      80,029      120,043      160,057     200,072        240,086          321,762
 600,000      43,764      87,529      131,293      175,057     218,822        262,586          351,762
 650,000      47,514      95,029      142,543      190,057     237,572        285,086          381,762
 700,000      51,264     102,529      153,793      205,057     256,322        307,586          411,762
 750,000      55,014     110,029      165,043      220,057     275,072        330,086          441,762
 800,000      58,764     117,529      176,293      235,057     293,822        352,586          471,762
 850,000      62,514     125,029      187,543      250,057     312,572        375,086          501,762

     For purposes of determining the collective pension benefits under the Retirement Plan and the Supplemental Plan, the years of credited service and final average annual earnings (as though the executive officer had retired at age 65 on January 31, 1999) for the Named Executives are as follows: Mr. McKay, 21 years and $417,848; Mr. Robertson, 23 years and $437,295; and Mr. Rhodenbaugh, 13 years and $417,812. Mr. Greenwood is not eligible to participate in either the Retirement Plan or the Supplemental Plan.

Employee Plan

     Each of the Company's executive officers is eligible to be granted Awards under the Employee Plan. See the description of the Employee Plan contained in Proposal 2, above.

     The following table sets forth the number of shares covered by exercisable and unexercisable options held by the Named Executives on January 31, 1999 and the aggregate gains that would have been realized had those options been exercised on January 31, 1999, whether these options were exercisable or not, on January 31, 1999. These calculations assume a market value for a share of Common Stock of $28.06, which was the closing price of the Common Stock on January 31, 1999, as quoted on the New York Stock Exchange. The closing price of the Common Stock as quoted on the New York Stock Exchange on April 6, 1999 was $28.69.

                                                    Number of Shares Covered by
                                                            Options on                   Value of Options as of
                                                         January 31, 1999                  January 31, 1999 (1)
                                                         ----------------                  --------------------
                              Shares
                             Acquired
                               upon        Value
           Name               Exercise    Realized       Exercisable     Unexercisable      Exercisable    Unexercisable
           ----               --------    --------       -----------     -------------      -----------    -------------
Daniel B. Greenwood (3)        175,000     $3,392,188      150,000            ---           $4,059,375           --
Jeffrey P. Rhodenbaugh (2)       --          ---           325,000            ---            7,670,313           --
Donald K. NcKay                  --          ---           200,000            ---            5,412,500           --
William W. Robertson             --          ---           117,600            ---            3,182,550           --

     (1) Option values are calculated based upon the difference between the closing market price of the Company's Common Stock as reported on the New York Stock Exchange on January 31, 1999 ($28.06) and the applicable exercise prices of the options.

     (2) All of the options granted to Mr. Rhodenbaugh vest two years after the date of grant. 225,000 options were granted on June 8, 1993 at an exercise price of $1.00, 50,000 options were granted on August 21, 1996 at an exercise price of $12.00 and 50,000 options were granted on May 1, 1997 at an exercise price of $12.50.

     (3) Of the 175,000 shares exercised by Mr. Greenwood, 50,000 shares were withheld for payment of withholding taxes and a total of 125,000 were issued.

     There were no option awards granted to any of the named executives during fiscal 1999. Stock options exercisable for 130,000 shares of Common Stock were granted to all employees and non-employee directors of the Company as a group during the fiscal year ended January 31, 1999. The exercise price is the closing market price on the date of grant.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executives, among other officers, whereby the Company agreed to retain each of them and each of them has agreed to remain in the employ of the Company for two years from December 19, 1993. Each of these agreements were renewed for an additional two year term, effective December 19, 1995, and were amended so that each will be automatically renewed for additional two year terms unless either party delivers notice within 90 days prior to the end of the then applicable term. Under the terms of the employment agreement for these officers, each such officer is to receive: a salary equal to his salary as of the date of his employment agreement, with any increases subject to the discretion of the Compensation Committee and the approval of the Board of Directors; a bonus determined by the Compensation Committee with the approval of the Board of Directors; participation in any employee stock option program, such as the Employee Plan, that may be adopted; participation in other incentive, savings and retirement plans, welfare benefit plans and fringe benefits, expense reimbursement and vacation policies applicable to Company executives; and indemnification for liabilities arising from his service whether arising before or during the term of his employment agreement.

     Also, each officer with such an employment agreement, upon (i) termination without cause, (ii) death, (iii) permanent disability or (iv) termination for good reason, will be entitled to: (a) continuation of monthly salary, health and life insurance in effect on the termination date for the "Continuation Term" (although the agreements do not provide for continuation payments if the employment of the executive is terminated at any time after the expiration date of such person's non-renewed employment agreement); (b) such terminated executive officer's share of cash incentive bonus earned in the year of termination prorated based on the time employed during the year; and (c) the continuation of any unexercised options as specified in the Employee Plan. The Continuation Term is six months, unless the termination which gives rise to the severance benefits occurs following a Change of Control (as defined therein), in which case the Continuation Term is 24 months. If a change of the ownership or effective control of a substantial portion of the assets of the Company results in any executive officer becoming subject to the 20% excise tax on excess parachute payments, the Company will reimburse such person for the amount of the excise tax due and all taxes on the reimbursement up to a maximum reimbursement limit of five times the excise tax.

CERTAIN TRANSACTIONS

     In connection with the taxes payable on Company-issued shares of restricted stock, the Company has offered certain of its executives non-interest bearing loans. All shares of restricted stock were granted on April 1, 1992 and have become fully vested and are no longer restricted. As of April 1, 1999, the aggregate indebtedness owed to the Company by Donald McKay, Daniel Greenwood and Jeffrey Rhodenbaugh is an amount equal to $40,366, $73,394 and $10,354, respectively, which was the largest aggregate amount of indebtedness to the Company outstanding for each such person during fiscal 1999. During fiscal year 1999, the total income imputed from the forgiveness of interest indebtedness for these individuals was $4,571, $8,159, and $1,182, respectively.

     In connection with the Company's Stock Repurchase Plan, the Company entered into a stock purchase agreement with Malcolm I. Glazer and the Malcolm I. Glazer Family Limited Partnership (collectively, the "Malcolm Glazer Interests"). Pursuant to this agreement, the Malcolm Glazer Interests have participated in the Stock Repurchase Plan through an agreement to sell a pro rata portion of their shares at the average per share price paid to other selling stockholders. A special committee of the Board, consisting entirely of outside directors, approved this agreement. A total of 210,914 shares of Common Stock were repurchased from the Malcolm Glazer Interests at an average price per share of $17.53 during fiscal 1998 and fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Greenwood, who is an executive officer, is a member of the Compensation Committee of the Board of Directors. The other members of the Compensation Committee during fiscal 1999 were Messrs. MacLean, Kent, and Malcolm Glazer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Executive Officer Compensation

     The Company's compensation program for executive officers consists of three elements: a base salary, a bonus and stock options. The Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner which provides incentives based upon both the short-term and long-term performance of the Company. Thus, compensation for the Company's executive officers involves a high proportion of pay which is at risk: the variable annual bonus and stock options (which directly relate a significant portion of the executive officer's long-term remuneration to stock price appreciation realized by the Company's stockholders). The Compensation Committee generally believes that stock options should be emphasized more than a bonus as a means to attract, retain and motivate executives.

     In February 1999, the Company announced the adoption of Economic Value Added (EVA(R)) as the Company's primary financial management tool. The EVA performance measure recognizes that there is a cost for the use of capital, and that only those companies that generate returns above their cost of capital are delivering real economic value for their investors. EVA now will be used as the primary measure for our senior management incentive compensation. It is our aim that linking EVA performance to compensation will further motivate our management team to run the business from the perspective of an owner. For the Company's fiscal year ending January 31, 2000, the Compensation Committee will work with the Company's management and Stern Stewart & Co. to develop appropriate EVA criterion to assist in setting base salaries, as well as establishing as performance targets for the executive bonus plan.

     Base Salary. The Compensation Committee recommended, and the Board of Directors approved, a base salary for Mr. Rhodenbaugh of $350,000 for fiscal 1999. Mr. Rhodenbaugh's 1999 compensation was established taking into his account his overall qualifications and experience and market conditions for executives of his caliber for comparable companies, as well as the Company's performance during his tenure as Chief Executive Officer. The salaries of the other executive officers of the Company were set based upon subjective factors such as the level of experience and competency and complexity of the duties performed by such executive officer, as well as objective criterion such as the performance of the Company, as compared to its business plan, including compliance by the Company with the financial covenants provided in the Company's loan agreements. In the case of mr. Robertson, the division president of Beverage-Air, base salary is also affected by the performance of that division compared with its business plan. The Compensation Committee's discretion in setting the executive officers' base salaries, however, is limited by the terms of the employment agreements described above.

     Stock Options. At the Annual Meeting of Stockholders in 1993, the Company's stockholders approved the Employee Plan. The Employee Plan is designed to advance the interests of the Company by providing a means by which key employees of the Company and its subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the Company's success and their desire to remain employed by the Company and its subsidiaries. The Board of Directors believes that the share authorizations and allocations under the Employee Plan have been consistent with competitive practice and properly reflected the Company's transitional circumstances following its 1992 bankruptcy reorganization and the challenges confronting management. No options were granted to Named Executives in fiscal 1998, it being the view of the Stock Incentive Committee that each of the Named Executives has sufficient incentives based upon the options which had previously been granted to them. Allocations of options were based principally upon subjective factors, including, most significantly, an assessment of how significant the individual executive officer's performance was and would be to the future growth and performance of the Company. Stock option awards are not made by the compensation committee but rather are made by the stock incentive committee, which is comprised of three non-employee directors.

     Annual Bonus. The Compensation Committee also reviews and approves bonus compensation for the executive officers. Bonuses for all executive officers were based on a percentage of their salaries and were derived from a formula based upon the Company's actual EBITA (Earnings Before Interest, Taxes and Amortization), as compared to the Company's projected EBITA in its annual plan. In the case of Mr. Rhodenbaugh and Mr. McKay, a portion of each of their bonuses is based upon the appreciation in the price of the Company's Common Stock. It is, result of the Company's performance exceeding its annual plan and the corresponding increase in the Company's stock price during the last year that the bonuses for Messrs. Rhodenbaugh and McKay are significantly higher than prior years. In the case of executive officers who perform functions primarily at only one of the Company's divisions, bonuses are based upon various factors including the meeting of a divisional (as opposed to Company-wide plan) EBITA, sales growth, earnings growth and use of working capital.

Compliance With Internal Revenue Code Section 162(m)

     Section 162(m) of the IRC, enacted in 1993, generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to the corporation's Chief Executive Officer or four other most highly compensated executive officers. The Compensation Committee has reviewed the possible effect on the Company of Section 162(m). In the past year, the Company paid Mr. Rhodenbaugh compensation in excess of the $1 million limit principally as a result of his bonus compensation, which was based in part on the stock price of the Company's Common Stock. Because of the importance of Mr. Rhodenbaugh to the Company's performance, the Compensation Committee believed it was in the best interests of the Company's stockholders to provide Mr. Rhodenbaugh with the incentives under the bonus plan. The Compensation Committee believes the benefits to the Company and its stockholders from providing Mr. Rhodenbaugh with these incentives justifies the loss of a tax benefit of approximately $38,000. To the extent that it is possible that the compensation to any of the Company's other executive officers could exceed $1 million the Compensation Committee intends to further review and consider the effect on the Company of
Section 162(m). Furthermore, the Employee Plan was amended so as to make it possible to satisfy the conditions for an exemption from Section 162(m)'s deduction limit. However, other characteristics of a grant affect whether or not a deduction is actually available in a given case.

                     Members of the Compensation Committee:

Daniel B. Greenwood, Barry L. MacLean, Richard A. Kent, and Malcolm I. Glazer

PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes since December 1, 1993 (the date on which the Common Stock of the Company was first publicly traded) in (a) the total stockholder return on the Company's Common Stock, (b) the total return of companies in the Russell 2000 Index, and (c) the total return of companies in the Value Line Machinery Index. The total return information presented in the graph assumes the reinvestment of dividends. The graph assumes $100 was invested on January 31, 1994 in the Company's
Common Stock, the Russell 2000 Index and the Value Line Machinery Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                                     1/31/94  1/31/95  1/31/96  1/31/97  1/31/98  1/31/99
                                     -------  -------  -------  -------  -------  -------
Specialty Equipment Companies, Inc.   100.00   170.83   185.42   225.00   283.33   467.71
Russell 2000 Index                    100.00    93.84   121.94   144.97   170.95   171.05
Value Line Machinery Index            100.00   107.00   141.13   185.47   261.63   226.21


     The Company is included in the Russell 2000 Index (an index of small capitalization companies) but is not part of the Value Line Machinery Index. The Value Line Machinery Index includes a group of 43 companies, some of which are direct competitors of the Company, with primary businesses that involve the manufacture of a variety of machinery and equipment.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP served as the Company's independent certified public accountants for the fiscal year ended January 31, 1999. A representative of that firm is expected to be present at the Company's 1999 Annual Meeting of Stockholders with the opportunity to make a statement, if so desired, and to be available to respond to appropriate questions.

4. OTHER MATTERS

     It is not presently expected that any matters other than the election of Directors will be brought before the meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with their best judgment on such matters, subject to the limitations described in the enclosed proxy.

                                        By order of the Board of Directors,

                                        /s/ DONALD K. MC KAY
                                        ---------------------------------------
                                        Donald K. McKay, Secretary
Aurora, Illinois
April 16, 1999

APPENDIX INDEX
--------------

APPENDIX A - AMENDED AND RESTATED EXECUTIVE LONG TERM INCENTIVE PLAN

APPENDIX B - AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR LONG TERM INCENTIVE PLAN (marked to show changes effected by the Director Plan Amendment)

                                                                      APPENDIX A


                       SPECIALTY EQUIPMENT COMPANIES, INC.

                       EXECUTIVE LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

   SUBJECT                                                               PAGE

1.      Purpose........................................................    1
2.      Definitions....................................................    1
3.      Scope of the Plan..............................................    4
        (a)    Number of Shares Available Under the Plan...............    4
        (b)    Effect of Expiration or Termination.....................    4
        (c)    Treasury Stock..........................................    4
        (d)    Stock Appreciation Rights...............................    4
4.      Administration.................................................    5
        (a)    Committee Administration................................    5
        (b)    Board Reservation and Delegation........................    5
        (c)    Committee Authority.....................................    5
        (d)    Committee Determinations Final..........................    6
5.      Eligibility....................................................    6
6.      Conditions to Grants...........................................    6
        (a)    General Conditions......................................    6
        (b)    Grant of Options and Option Price.......................    7
        (c)    Grant of Incentive Stock Options........................    7
        (d)    Grant of Stock Appreciation Rights......................    8
7.      Non-transferability............................................    8
8.      Exercise.......................................................    9
        (a)    Vesting of Options and Stock Appreciation Rights........    9
        (b)    Exercise of Options.....................................   10
        (c)    Exercise of Stock Appreciation Rights...................   11
9.      Loans and Guarantees...........................................   12
10.     Notification under Section 83(b)...............................   13
11.     Mandatory Withholding Taxes....................................   13
12.     Elective Share Withholding.....................................   13
13.     Termination of Employment......................................   14
        (a)    Awards..................................................   14
        (b)    Maximum Extension.......................................   14
14.     Substituted Awards.............................................   15
15.     Securities Law Matters.........................................   15
16.     No Funding Required............................................   15
17.     No Employment Rights...........................................   15
18.     Rights as a Stockholder........................................   15
19.     Nature of Payments.............................................   15
20.     Non-Uniform Determinations.....................................   16
21.     Adjustments....................................................   16
22.     Amendment of the Plan..........................................   16
23.     Termination of the Plan........................................   16
24.     No Illegal Transactions........................................   16
25.     Controlling Law................................................   17
26.     Severability...................................................   17
27.     Right to Cancel................................................   17

     The Plan. The Specialty Equipment Companies, Inc. Executive Long-Term Incentive Plan (the "Plan") as established by the Company effective May 6, 1993 ("Effective Date") is hereby amended and restated effective May 27, 1999, as set forth below.

     1. Purpose. The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

     The Plan as amended and restated herein has been adopted by the Board of Directors of the Company and approved by the stockholders of the Company.

     2. Definitions.

     As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Award" means options or stock appreciation rights granted under the Plan.

     (b) "Award Agreement" means the written agreement by which an Award is evidenced.

     (c) "Board" means the board of directors of the Company.

     (d) "Cause" means a Grantee's habitual neglect of the Grantee's duties (other than on account of disability), habitual reckless conduct or willful misconduct in carrying out his duties, breach of fiduciary duty to the Company involving improper personal profits by the Grantee, or conviction of a felony involving moral turpitude, except that Cause shall not mean:

          (i) any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company;

          (ii) any act or omission with respect to which a determination could properly have been made by the Board that the Grantee met the applicable standard of conduct under which indemnification or reimbursement is permitted under the by-laws of the Company, or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission or, in the case of a Grantee employed under an Employment Retention Agreement, such Employment Retention Agreement; or

          (iii) any act or omission with respect to which notice of termination of employment of the Grantee is given more than 12 months after the earliest date on which any member of the Board who is not a party to the act or omission, knew of such act or omission.

     (e) "Committee" means the committee of the Board appointed pursuant to
Article 4.

     (f) "Company" means Specialty Equipment Companies, Inc., a Delaware corporation.

     (g) "Disability" means, as relates to the exercise of an incentive stock option after Termination of Employment, a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the duties to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

     (h) "Effective Date" means May 6, 1993.

     (i) "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date:

          (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have been reported for such date, on the next preceding date on which such a sale was reported, or

          (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the Nasdaq National Market, the closing price, regular way, of the security on such exchange or the Nasdaq National Market, as the case may be, or if no such reported sale of the security shall have been reported for such date, on the next preceding date on which such a sale was reported, or

          (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on the Nasdaq National Market, the average of the closing bid and asked prices as reported by the Nasdaq SmallCap Market or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

          (iv) if the security is not listed for trading on a national securities exchange and is not authorized for quotation on Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of the security as determined in good faith by a qualified, independent appraiser selected by the Committee.

     (j) "Grant Date" means the date of grant of an Award determined in accordance with Article 6.

     (k) "Grantee" means an individual who has been granted an Award.

     (l) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Internal Revenue Code shall include references to successor provisions.

     (m) "Minimum Consideration" means the par value per share or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

     (n) "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (o) "Option Price" means the per share purchase price of Stock subject to an option.

     (p) "Plan" has the meaning set forth in the introductory paragraph.

     (q) "Retirement" means a Termination of Employment occurring on or after an individual attains age 65, or a Termination of Employment approved by the Company as an early retirement; provided that in the case of a Section 16 Grantee, such early retirement must be approved by the Committee.

     (r) "SEC" means the Securities and Exchange Commission.

     (s) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to purchase and sales of equity securities of the Company.

     (t) "Stock" means common stock of the Company, par value $.01 per share.

     (u) "Subsidiary" means a corporation as defined in Section 424(f) of the Internal Revenue Code, with the Company being treated as the employer corporation for purposes of this definition.

     (v) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the Voting Power of the Company.

     (w) "Termination of Employment" occurs the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an employee of a Subsidiary, the first day on which the Company no longer owns voting securities possessing at least 50% of the Voting Power of such Subsidiary.

     (x) "Voting Power" means the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors.

     3. Scope of the Plan.

     (a) Number of Shares Available Under the Plan. An aggregate of 5,004,814 (five million, four thousand eight hundred and fourteen) shares of Stock is hereby authorized for issuance and is reserved for delivery on account of the exercise of Awards hereunder, reduced for stock appreciation rights in accordance with Article 3(d) hereof. This aggregate of 5,004,814 shares of Stock includes the 3,504,814 shares of Stock originally authorized by shareholders effective May 6, 1993, 500,000 shares of Stock authorized by shareholders in May of 1995 and 1,000,000 (one million) shares of Stock authorized by shareholders at the annual Stockholders Meeting in the fiscal year ending January 31, 2000.

     Notwithstanding any provision of this Plan to the contrary, no person shall be granted Awards under this Plan which, in the aggregate, entitle such person to acquire more than 1,500,000 shares of Stock, reduced for stock appreciation rights in accordance with Article 3(d) hereof, under this Plan during the period beginning on the Effective Date and ending on the tenth anniversary of the Effective Date (or the termination of the Plan, if earlier).

     (b) Effect of Expiration or Termination. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including, without limitation, a cancellation and regrant of an option pursuant to Article 4(c)(vi)), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership, the shares of Stock associated with such Award shall become available for other Awards. Notwithstanding the foregoing, in the event of the expiration, termination or forfeiture of any Award subject to the limitations of Article 8(a)(ii) or (iii), the shares of Stock associated with such Award shall become available only for grants of Awards subject to the limitations of Article 8(a)(ii) or (iii), provided that in the event that any Award expires on account of a failure to meet the performance goals set forth in Article 8(a)(ii) or (iii) within the requisite time period, shares of Stock subject to such Award shall not be available for other Awards.

     (c) Treasury Stock. The Committee shall have the authority to cause the Company to purchase from time to time shares of Stock to be held as treasury shares and used for or in connection with Awards.

     (d) Stock Appreciation Rights. If and to the extent stock appreciation rights are issued hereunder, the number of shares available for issuance under
Article 3(a) shall be reduced by the number of stock appreciation rights issued, provided that if the stock appreciation rights are forfeited or canceled and no benefit is paid with regard to such forfeited or cancelled stock appreciation rights, the number of shares available hereunder shall be increased by the number of stock appreciation rights forfeited or cancelled, and further provided, that if a stock appreciation right is issued in tandem with an option covering at least the number of shares covered by the stock appreciation right (i.e., either, but not both, may be exercised), the issuance, forfeiture, and cancellation of such stock appreciation right shall have no affect on the number of shares available hereunder.

     4. Administration.

     (a) Committee Administration. Subject to Article 4(b), the Plan shall be administered by the Committee, which shall consist of not less than three persons who are directors of the Company and not employees of the Company or any of its Subsidiaries. Membership on the Committee shall be subject to such limitations (including, if appropriate, a change in the minimum number of members of the Committee) as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt from potential liability under Section 16(b) of the 1934 Act.

     (b) Board Reservation and Delegation. The Board may, in its discretion, reserve to itself any or all of the authority and responsibility of the Committee with respect to any or all Awards. In addition, the Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee shall consist of one or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or such other committee, as the case may be.

     (c) Committee Authority. The Committee shall have full and final authority, in its sole and absolute discretion, but subject to the express provisions of the Plan, as follows:

          (i) to grant Awards,

          (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards,

          (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan,

          (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee,

          (v) to determine the terms and provisions of the Award Agreements, which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time,

          (vi) to cancel, with the consent of the Grantee, outstanding Awards, and to grant new Awards in substitution thereof,

          (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, except restrictions set forth in Article 8(a)(ii), (iii) and (iv).

          (viii) for options (other than incentive stock options) to extend the exercisability of, and to extend or waive any or all of the restrictions and conditions applicable to any Award, except the vesting conditions as set forth in Article 8(a)(iv) and restrictions limiting the term of Awards to 10 years or 15 years (as the case may be pursuant to Article 6(a)(ii)).

          (ix) to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan,

          (x) to make appropriate adjustments to, cancel or continue Awards in accordance with Article 21, and

          (xi) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, without limitation, requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee.

     (d) Committee Determinations Final. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

     5. Eligibility. Awards may be granted to any employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

     6. Conditions to Grants.

     (a) General Conditions.

          (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

          (ii) The term of each Award (subject to Article 6(c) with respect to incentive stock options) shall be (a) with respect to Awards granted after May 26, 1999 a period of not more than 15 years from the Grant Date, and a period of not more than 10 years from the date such Award vests and becomes exercisable and (b) with respect to all other Awards, a period of not more then 10 years from the Grant Date, and a period of not more than

     5 years from the date such Award vests and becomes exercisable and shall be subject (in either case) to earlier termination as herein provided.

          (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

          (iv) The Committee may grant Awards with terms and conditions which differ among the Grantees thereof. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

     (b) Grant of Options and Option Price. The Committee may, in its discretion, grant options to acquire unrestricted Stock to any employee eligible under Article 5 to receive Awards. No later than the Grant Date of any option, the Committee shall determine the Option Price; provided that the Option Price shall, except as provided in Article 14, not be less than 100% of the Fair Market Value of the Stock on the Grant Date.

     (c) Grant of Incentive Stock Options. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Internal Revenue Code. Any option designated as an incentive stock option:

          (i) shall have an Option Price of (A) not less than 100% of the Fair Market Value of the Stock on the Grant Date or (B) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date;

          (ii) shall have a term of not more than 10 years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or subsidiary thereof ("Other Plans")), determined in accordance with the provisions of
     Section 422 of the Internal Revenue Code, which exceeds $100,000 (the "$100,000 Limit");

          (iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options previously granted under the Plan and any Other Plans ("Prior Grants") and any incentive stock options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

               (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would be, when added to any portions of any Prior Grants exercisable for the first time by the Grantee during such calendar year with respect to stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                      (B) if, viewed as of the date of the Current Grant, any
               portion of a Current Grant could not be exercised under the provisions of the immediately preceding clause during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

               (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

               (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Internal Revenue Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

Notwithstanding the foregoing and Article 4(c)(v), the Committee may take any action with respect to any option, including but not limited to an incentive stock option, without the consent of the Grantee, in order to prevent such option from being treated as an incentive stock option.

     (d) Grant of Stock Appreciation Rights. The Committee may grant stock appreciation rights to any employee eligible under Article 5 to receive Awards. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific option (including any option granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to an option then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated stock appreciation rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such option or (ii) the purchase of shares of Stock subject to such option, and the corresponding options shall terminate upon exercise of the stock appreciation rights. If stock appreciation rights are not identified with shares of Stock subject to an option then, the Grantee's stock appreciation rights shall vest in accordance with Article 8(a).

        7.     Non-transferability.

        (a) Each Award granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the

Grantee's lifetime, only by the Grantee. Notwithstanding the foregoing, the Grantee may, to the extent provided in the Plan and in a manner specified by the Committee, (1) designate in writing a beneficiary to exercise his options after the Grantee's death, (2) transfer an option (other than an incentive stock option) to a revocable, inter vivos trust as to which the Grantee is both the settlor and the trustee, and (3) transfer an option (other than an incentive stock option) for no consideration or pursuant to a domestic relations order to any Permissible Transferee (as defined below). The term "Permissible Transferee" means any member of the Immediate Family of the Grantee to whom such option was granted, any trust for the benefit of members of the Grantee's Immediate Family ("Family Trusts"), or any partnership whose partners are members of a Grantee's Immediate Family or Family Trusts. The written instrument to be used in connection with any such transfer or beneficiary designation shall be subject to prior approval by the Committee. For purposes of this Article, "Immediate Family" means such Grantee's spouse, children, grandchildren, great grandchildren, stepchildren, parents, stepparents, grandparents, siblings, half siblings and the spouses of such individuals.

     (b) The Permissible Transferee shall remain subject to all of the terms and conditions applicable to such option prior to such transfer including the Grantee's obligation for taxes and compliance with legal and regulatory requirements and except as otherwise expressly provided for in the Plan a Permissible Transferee shall have all the rights and obligations of the Grantee hereunder and the Grantee shall not retain any rights with respect to the transferred option and further provided that the payment of any tax attributable to the exercise of an Award shall remain the obligation of the Grantee and the period during which an Award shall remain exercisable under Article 13 shall depend upon the time and nature of the Grantee's Termination of Employment.

     8. Exercise.

     (a) Vesting of Options and Stock Appreciation Rights. Subject to Articles 4(c)(vi), 13 and 15, and such terms and conditions as the Committee may impose, options and stock appreciation rights granted to a Grantee hereunder prior to May 6, 1994 shall vest and become exercisable in three installments as follows:

          (i) the first installment for 50% of the shares of Stock subject to the option or stock appreciation right shall vest and be exercisable commencing on the second anniversary of the Grant Date of such option;

          (ii) the second installment for 25% of the shares of Stock subject to the option or stock appreciation right shall vest and be exercisable on the first date prior to April 30, 1996 (but not earlier than the second anniversary of the Grant Date) on which the aggregate Fair Market Value of all of the outstanding shares of Stock, (excluding shares of Stock acquired pursuant to the exercise of options granted under the Plan or under the Specialty Equipment Companies, Inc. Non-Employee Directors Long-Term Incentive Plan and excluding other shares of Stock issued for consideration after the Effective Date, except for those shares of Stock issued pursuant to warrants outstanding as of the Effective Date) (the "Outstanding Stock") equals or exceeds $75 million, provided that if the

     $75 million target is reached before the second anniversary of the Grant Date, the second installment shall vest and become exercisable on such second anniversary even if the Fair Market Value of the Outstanding Stock is less than $75 million at such time; and

          (iii) the third installment for 25% of shares of Stock subject to the option or stock appreciation right shall vest and be exercisable on the first date prior to April 30, 1998 (but not earlier than the second anniversary of the Grant Date) on which the aggregate Fair Market Value of all the Outstanding Stock equals or exceeds $150 million, provided that if the $150 million target is reached before the second anniversary of the Grant Date, the third installment shall vest and become exercisable on such second anniversary even if the Fair Market Value of the Outstanding Stock is less than $150 million at such time.

If the goals set forth in Article 8(a)(ii) or (iii) are not met within the requisite period of time, the options and stock appreciation rights subject thereto will expire. If options and stock appreciation rights are granted hereunder after May 5, 1994 and before the annual meeting of the Stockholders in the fiscal year ending July 31, 2000, such options and stock appreciation rights shall vest and become exercisable subject to a vesting schedule determined by the Committee, in its discretion.

          (iv) VESTING OF OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED AFTER THE ANNUAL MEETING OF STOCKHOLDERS IN THE FISCAL YEAR ENDING JANUARY 31, 2000. If options and stock appreciation rights are granted after the amendment and restatement of the Plan has been approved by the Stockholders at the annual meeting of Stockholders for the fiscal year ending January 31, 2000, such options and stock appreciation rights shall vest and become exercisable in four equal annual installments. The first installment for 25% of the shares of Stock subject to the option or stock appreciation right shall vest and become exercisable on the first anniversary of the Grant Date of such option or stock appreciation right and each subsequent installment for 25% shall vest and become exercisable on each of the next three anniversaries of the Grant Date.

     (b) Exercise of Options. Options shall not be exercisable for 12 months following a hardship distribution that is subject to Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), except to the extent permitted thereunder. Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

          (i) cash, cashier's check, certified check, or wire transfer,

          (ii) with the approval of the Committee, shares of Stock held by the Grantee for at least six months prior to the date of exercise, each such share of stock valued at its Fair Market Value on the date of exercise or, if the date of exercise is not a business day, the next succeeding business day,

          (iii) with the approval of the Committee, shares of restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of exercise or, if the date of exercise is not a business day, the next succeeding business day, or

          (iv) through simultaneous sale through a broker of shares of unrestricted Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

     If Stock held by the Grantee for at least six months is used to pay the Option Price for Stock, then if requested by the Secretary or an Assistant Secretary of the Company, the Grantee shall deliver to the Secretary or Assistant Secretary the Grantee's certificate that such Stock has been held by the Grantee for at least six months and such certificate shall identify the number of shares of Stock and the Stock Certificate or other document or notations which evidences such Stock ownership. The number of shares of such Stock being so used and the number of shares purchased upon exercise may be evidenced by a notation on the certificate or on the Agreement evidencing the option being exercised.

     If restricted Stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock, then a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

     Shares of unrestricted Stock acquired by a Grantee on exercise of an option shall be delivered to the Grantee or, at the request of the Grantee, shall be credited directly to a brokerage account specified by the Grantee.

     If requested by the Secretary or an Assistant Secretary of the Company, the Grantee shall deliver the Agreement evidencing the option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

     (c) Exercise of Stock Appreciation Rights. Subject to Articles 4(c)(vi), 13 and 15 and such terms and conditions as the Committee may impose, unless otherwise provided by the Committee, each stock appreciation right shall be exercisable (i) in accordance with the provisions of Article 8(a), or (ii) to the extent the option with which it is identified, if any, may be exercised, such stock appreciation right may be exercised only at the times the identified option may be exercised. Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights. Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights which are identified with shares subject to an option shall result in the cancellation or forfeiture of such option to the extent of such exercise.

     The benefit for each stock appreciation right exercised shall, subject to
Article 14, be equal to the difference between

          (i) the Fair Market Value of a share of Stock on the date of such exercise, and

          (ii) an amount equal to

               (A) in the case of a stock appreciation right identified with a share of Stock subject to an option, the Option Price of such option, unless the Committee in the grant of the stock appreciation right specified a higher amount, or

               (B) in the case of any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right, unless the Committee in the grant of the stock appreciation right specified a higher amount;

provided that the Committee, in its discretion, may provide that the benefit for any stock appreciation right shall not exceed such percentage (which may be more or less than 100%) of such difference or of the Fair Market Value of a share of Stock on such Grant Date as the Committee shall specify. The Committee may, in its discretion, provide that the benefit for any stock appreciation right the exercise of which does not result in the cancellation or forfeiture of the option with which such stock appreciation right is associated shall be limited to an amount equal to the then-applicable maximum statutory federal income tax rate for corporations multiplied by the amount of compensation, if any, realized by the Grantee for federal income tax purposes upon exercise of the option with which such stock appreciation right is associated. The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock delivered to the Grantee or credited to a brokerage account specified by the Grantee.

     9. Loans and Guarantees. The Committee may, in its discretion:

     (a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option or (ii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

     (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price or any related taxes.

Any such payment deferral or guarantee by the Company pursuant to this Article 9 shall be, on a secured or unsecured basis, for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an option an amount equal to or greater than the aggregate Minimum Consideration therefor. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Article 9, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's Termination of Employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

     10. Notification under Section 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option make the election permitted under Section 83(b) of the Internal Revenue Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Internal Revenue Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of
Section 83(b) of the Internal Revenue Code.

     11. Mandatory Withholding Taxes.

     (a) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

     (b) If any disqualifying disposition described in Article 6(c)(vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to the Plan or any election described in Article 10 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

     12. Elective Share Withholding.

     (a) Subject to the prior approval of the Committee and subject to the restrictions provided in Article 12(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award (a "Taxable Event") having a Fair Market Value equal to

          (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

          (ii) a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

        (b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

               (i) any Grantee's election shall be subject to the Committee's right to revoke its approval of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so at the time of its approval;

               (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

               (iii) the Grantee's election shall be irrevocable.

     13. Termination of Employment.

     (a) Awards. If a Grantee has a Termination of Employment, then, unless otherwise provided in the Award Agreement, any unexercised option or stock appreciation right to the extent vested and exercisable on the date of the Grantee's Termination of Employment may be exercised, in whole or in part, at any time within three months following such Termination of Employment, except that

          (i) if the Grantee's Termination of Employment is caused by the death of the Grantee, then any unexercised option or stock appreciation right to the extent vested and exercisable on the date of the Grantee's death, may be exercised, in whole or in part, at any time within three years after the Grantee's death by the Grantee's personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution; and

          (ii) if the Grantee's Termination of Employment is on account of Retirement or Disability, then any unexercised option or stock appreciation right to the extent vested and exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, by the Grantee at any time within three years after the date of such Termination of Employment (or in the event of the Grantee's death before the end of such three-year period by the Grantee's personal representative or person to whom the option is transferred by will or the applicable laws of descent and distribution); and

          (iii) if the Grantee's Termination of Employment is for Cause, all Awards shall immediately be forfeited.

Notwithstanding Article 8 and the foregoing, upon a Grantee's death or Disability, (A) any Awards subject to Article 8(a)(i) shall immediately vest and become exercisable, (B) to the extent the performance goals specified in Article 8(a)(ii) are met within the requisite time period and prior to the date of such death or Disability, the Awards subject to Article 8(a)(ii) shall be fully vested and exercisable, and (C) to the extent the performance goals specified in
Article 8(a)(iii) are met within the requisite time period and prior to the date of such death or Disability, the Awards subject to Article 8(a)(iii) shall be fully vested and exercisable.

     (b) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable under Article 13(a) beyond the maximum term permitted under the original Award Agreement.

     14. Substituted Awards. The Committee may grant substitute Awards for any cancelled Award granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries in accordance with this Article 14. If the Committee cancels any Award (granted under this Plan, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award, and may provide that the Grant Date of the cancelled Award shall be the date used to determine the earliest date or dates for exercising the new substituted Award under Article 8 hereof so that the Grantee may exercise the substituted Award at the same time as if the Grantee had held the substituted Award since the Grant Date of the cancelled Award.

     15. Securities Law Matters.

     (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

     16. No Funding Required. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     17. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     18. Rights as a Stockholder. A Grantee shall not, by reason of any Award, have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee.

     19. Nature of Payments. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     20. Non-Uniform Determinations. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under
Article 13, of Terminations of Employment.

     21. Adjustments. The Committee may make such provision with respect to Awards, including without limitation, equitable adjustment of

     (a) the aggregate numbers of shares of Stock available under Articles 3(a) and 3(b),

     (b) the number of shares of Stock covered by an Award, and

     (c) the Option Price, or

     (d) the termination or continuation of an Award

as it may determine to be appropriate and equitable to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

     22. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to retain incentive stock option treatment under Section 422 of the Internal Revenue Code,
(b) to permit transactions pursuant to the Plan to be exempt from potential liability under Section 16(b) of the 1934 Act or (c) to comply with the listing requirements of any securities exchange or market system on which are listed any of the Company's equity securities.

     23. Termination of the Plan. The Plan shall terminate on the 10th anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect (a) any Award then outstanding under the Plan, or (b) the Company's ability to adjust, cancel or continue Awards in accordance with Article 21.

     24. No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     25. Controlling Law. The law of the State of Delaware except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

     26. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

     27. Right to Cancel. The Committee shall have the right to cancel any Award in the event of an acquisition, merger, reorganization, liquidation or similar event involving the Company, and may, in its discretion, provide the Grantee whose Award has been cancelled an alternate Award hereunder or under another plan of the Company or its successor or affiliate thereof as the Committee in its sole discretion may deem to be equitable or may pay such Grantee an amount in cash equal to the difference between the Option Price for the cancelled option or stock appreciation right and the Fair Market Value of the shares of Stock subject to such cancelled option or stock appreciation right as of the date of cancellation.

                                                                      APPENDIX B


                       SPECIALTY EQUIPMENT COMPANIES, INC.

                 NON-EMPLOYEE DIRECTORS LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

SUBJECT                                                                    PAGE


1.      Purpose...........................................................   1
2.      Definitions.......................................................   1
3.      Scope of the Plan.................................................   3
        a.      Number of Shares Available Under the Plan.................   3
        b.      Treasury Stock............................................   3
4.      Administration....................................................   3
        a.      Rules; Interpretation; Determination......................   3
        b.      Agents; Expenses..........................................   3
        c.      No Liability..............................................   4
5.      Eligibility.......................................................   4
6.      Awards............................................................   4
        a.      Grant of Awards...........................................   4
        b.      Vesting...................................................   4
        c.      Expiration................................................   4
7.      Non-transferability...............................................   5
8.      Exercise of Awards................................................   5
        a.      Exercise..................................................   5
        b.      Payment...................................................   5
        c.      Compliance with Laws......................................   6
9.      Mandatory Withholding Taxes.......................................   6
10.     Termination of Service............................................   6
11.     Securities Law Matters............................................   7
12.     No Funding Required...............................................   7
13.     No Service Rights.................................................   7
14.     Rights as a Stockholder...........................................   7
15.     Nature of Payments................................................   7
16.     Adjustments.......................................................   7
17.     Amendment of the Plan.............................................   7
18.     Termination of the Plan...........................................   8
19.     No Illegal Transactions...........................................   8
20.     Controlling Law...................................................   8
21.     Severability......................................................   8

     The Plan. The [Company hereby establishes] the Specialty Equipment Companies, Inc. Non-Employee Directors Long-Term Incentive Plan [(as set forth herein and from time to time amended, the "Plan"),] (the "Plan") AS ESTABLISHED BY THE COMPANY effective May 6, 1993, [("Effective Date"),] IS HEREBY AMENDED AND RESTATED EFFECTIVE ______________ AS SET FORTH BELOW.

     1. Purpose. The primary purpose of the Plan is to promote the long-term growth and financial success of the Company by enabling the Company to attract and retain non-employee directors of outstanding ability and to promote a greater identity of interest between the Company's non-employee directors and its stockholders.

     The Plan AS AMENDED AND RESTATED HEREIN has been adopted by the Board of Directors of the Company and approved by the stockholders of the Company.

     2. Definitions.

     As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     a. "Award" means options granted under the Plan.

     b. "Award Agreement" means the written agreement by which an Award is evidenced.

     c. "Board" means the board of directors of the Company.

     d. "Cause" means a Grantee's habitual neglect of the Grantee's duties (other than on account of disability), habitual reckless conduct or willful misconduct in carrying out his duties, breach of fiduciary duty to the Company involving improper personal profits by the Grantee, or conviction of a felony involving moral turpitude, except that Cause shall not mean:

          (i) any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company;

          (ii) any act or omission with respect to which a determination could properly have been made by the Board that the Grantee met the applicable standard of conduct under which indemnification or reimbursement is permitted under the by-laws of the Company, or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission; or

          (iii) any act or omission with respect to which notice of Termination of Service of the Grantee is given more than 12 months after the earliest date on which any member of the Board who is not a party to the act or omission, knew of such act or omission.

     e. "Company" means Specialty Equipment Companies, Inc., a Delaware corporation.

     f. "Disability" means a mental or physical condition which renders a Grantee unable or incompetent to carry out the duties of a director of the Company, and which is expected to be permanent or for an indefinite duration.

     g. "Effective Date" means [the date described in the first paragraph of the Plan.] MAY 6, 1993.

     h. "Fair Market Value" of any security of the Company or any other issuer means, as of any applicable date:

          (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have [occurred on] BEEN REPORTED FOR such date, on the next preceding date on which [there was] such a SALE WAS reported [sale], or


          (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the NASDAQ National [Association of Securities Dealers Inc.'s NASDAQ National] Market [System ("NASDAQ/NMS")], the closing price, regular way, of the security on such exchange or [NASDAQ/NMS] THE NASDAQ NATIONAL MARKET, as the case may be, or if no such reported sale of the security shall have [occurred on] BEEN REPORTED FOR such date, on the next preceding date on which [there was] such a SALE WAS reported [sale], or


          (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on [NASDAQ/NMS] THE NASDAQ NATIONAL MARKET, the average of the closing bid and asked prices as reported by the [National Association of Securities Dealers Automated Quotation System ("NASDAQ")] NASDAQ SMALLCAP MARKET or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

          (iv) if the security is not listed for trading on a national securities exchange and is not authorized for quotation on [NASDAQ/NMS or NASDAQ] THE NASDAQ NATIONAL MARKET OR THE NASDAQ SMALLCAP MARKET, the fair market value of the security as determined in good faith by a qualified, independent appraiser selected by the Board.

     i. "Grant Date" means the date of grant of an Award determined in accordance with Article 6.

     j. "Grantee" means an individual who has been granted an Award.

     k. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Internal Revenue Code shall include references to successor provisions.

     l. "1934 Act" means the Securities Exchange Act of 1934, as amended.

     m. "Option Price" means the per share purchase price of Stock subject to an option.

     n. "Plan" has the meaning set forth in the introductory paragraph.

     o. "Retirement" means a Termination of Service occurring on or after an individual attains age 65.

     p. "SEC" means the Securities and Exchange Commission.

     q. "Stock" means common stock of the Company, par value $.01 per share.

     r. "Subsidiary" means a corporation as defined in Section 424(f) of the Internal Revenue Code, with the Company being treated as the employer corporation for purposes of this definition.

     s. "Termination of Service" occurs the first day on which an individual is for any reason no longer serving as a director of the Company.

     3. Scope of the Plan.

     a. Number of Shares Available Under the Plan. An aggregate of 876,205 shares of Stock is hereby authorized for issuance and is reserved for delivery on account of the exercise of Awards hereunder.

     b. Treasury Stock. The Board shall have the authority to cause the Company to purchase from time to time shares of Stock to be held as treasury shares and used for or in connection with Awards.

     4. Administration.

     A. RULES; INTERPRETATION; DETERMINATION. SUBJECT TO THE PROVISIONS OF THE PLAN, THE BOARD HAS FULL AUTHORITY TO INTERPRET AND ADMINISTER THE PLAN, TO ESTABLISH, AMEND AND RESCIND RULES FOR CARRYING OUT THE PLAN, TO CONSTRUE OPTION AGREEMENTS AND TO MAKE ALL OTHER DETERMINATIONS AND TO TAKE ALL OTHER ACTIONS THAT IT DEEMS NECESSARY OR DESIRABLE FOR ADMINISTERING THE PLAN; PROVIDED, HOWEVER, THAT NO SUCH INTERPRETATION, RULE OR DETERMINATION SHALL CHANGE CRITERIA FOR THE DETERMINATION OF PARTICIPANTS IN THE PLAN AS PROVIDED IN
ARTICLE 5, THE AMOUNT OR FREQUENCY OF ANY AWARD THAT MAY BE GRANTED UNDER THE PLAN, OR THE TERMS UPON WHICH, OR THE TIMES AT WHICH, OR THE PERIODS WITHIN WHICH, OPTIONS MAY BE EXERCISED. EACH DETERMINATION, INTERPRETATION OR OTHER ACTION MADE OR TAKEN BY THE BOARD SHALL BE FINAL AND BINDING FOR ALL PURPOSES AND UPON ALL PERSONS. THE BOARD MAY DELEGATE ANY OR ALL OF ITS POWERS AND FUNCTIONS UNDER THE PLAN (OTHER THAN THE POWER TO AMEND THE PLAN PURSUANT TO
ARTICLE 17 TO A COMMITTEE OF THE BOARD).

     B. AGENTS; EXPENSES. THE BOARD MAY APPOINT AGENTS (WHO MAY BE EMPLOYEES OF THE COMPANY) TO ASSIST IN THE ADMINISTRATION OF THE PLAN, AND MAY AUTHORIZE SUCH PERSONS TO

EXECUTE AGREEMENTS OR OTHER DOCUMENTS ON ITS BEHALF. THE BOARD MAY EMPLOY SUCH LEGAL COUNSEL, CONSULTANTS AND AGENTS AS IT MAY DEEM DESIRABLE FOR THE ADMINISTRATION OF THE PLAN, AND MAY RELY UPON ANY OPINION RECEIVED FROM ANY SUCH COUNSEL OR CONSULTANT AND ANY COMPUTATION RECEIVED FROM ANY SUCH CONSULTANT OR AGENT. ALL EXPENSES INCURRED IN THE ADMINISTRATION OF THE PLAN, INCLUDING FOR THE ENGAGEMENT OF ANY COUNSEL, CONSULTANT OR AGENT, SHALL BE PAID BY THE COMPANY.

     C. NO LIABILITY. NO DIRECTOR OR FORMER DIRECTOR OR ANY AGENT DESIGNATED PURSUANT TO SECTION 3(B) SHALL BE LIABLE FOR ANY ACTION OR DETERMINATION MADE IN GOOD FAITH WITH RESPECT TO THE PLAN OR ANY AWARD. [The plan is intended to allow the non-employee directors receiving Awards pursuant to it to be "disinterested persons" with respect to other stock plans of the Company, as defined in Rule 16b-3 adopted under the 1934 Act, and, accordingly, is intended to be self-governing. To this end, the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, they shall be resolved by the Board.]

     5. Eligibility. Only directors of the Company who become or remain directors on the date of the Company's annual meeting in 1993 ("Annual Meeting") and who are not employees of the Company or any Subsidiary ("Eligible Directors") shall participate in the Plan.

     6. Awards.

     a. Grant of Awards. Each Eligible Director on the day of the Annual Meeting (the "Grant Date") shall receive an option (the "Option") to purchase 175,241 shares (the "Shares") of Stock at a price of $1.00 per share ("Option Price"). No further grants of Options shall be made under the Plan.

     b. Vesting. Each Option shall vest and become exercisable in three installments as follows: (i) first installment for 87,621 Shares to vest on the second anniversary of the Grant Date; (ii) the second installment for 43,810 Shares to vest on the first date prior to April 30, 1996 (but not earlier than the second anniversary of the Grant Date) on which the aggregate Fair Market Value of all of the outstanding shares of Stock, (excluding shares of Stock acquired pursuant to the exercise of options granted under the Plan or under the Specialty Equipment Companies, Inc. Executive Long-Term Incentive Plan and excluding shares of Stock issued for consideration after the Effective Date, except for those shares of Stock issued pursuant to warrants outstanding as of the Grant Date) (the "Outstanding Stock") equals or exceeds $75 million, provided that if the $75 million target is reached before the second anniversary of the Grant Date, the second installment shall vest on such second anniversary even if the Fair Market Value of the Outstanding Stock is less than $75 million at such time; and (iii) the third installment for 43,810 Shares to vest on the first date prior to April 30, 1998 (but not earlier than the second anniversary of the Grant Date) on which the aggregate Fair Market Value of all of the Outstanding Stock equals or exceeds $150 million, provided that if the $150 million target is reached before the second anniversary of the Grant Date, the third installment shall vest on such second anniversary even if the Fair Market Value of the Outstanding Stock is less than $150 million at such time.

     c. Expiration. If the goals set forth in Article 6(b)(ii) or (iii) are not met within the requisite period of time, the Options subject thereto will expire. A Grantee may exercise all or any portion of each installment of an Option at any time on or after the date on which such installment vests; provided, however, that each Option shall expire and no portion thereof may be exercised after the fifth anniversary of the date the Option vests (the "Expiration Date").


     7. Non-transferability.

     a. Each Award granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; EXCEPT THAT A GRANTEE MAY TRANSFER AN OPTION FOR NO CONSIDERATION OR PURSUANT TO A DOMESTIC RELATIONS ORDER TO ANY PERMISSIBLE TRANSFEREE (AS DEFINED BELOW) OR TO A REVOCABLE INTER VIVOS TRUST AS TO WHICH THE GRANTEE IS BOTH THE SETTLOR AND THE TRUSTEE. FOR PURPOSES OF THIS PLAN, "PERMISSIBLE TRANSFEREE" MEANS ANY MEMBER OF THE IMMEDIATE FAMILY OF THE GRANTEE TO WHOM SUCH OPTION WAS GRANTED, ANY TRUST FOR THE BENEFIT OF MEMBERS OF THE GRANTEE'S IMMEDIATE FAMILY ("FAMILY TRUSTS"), OR ANY PARTNERSHIP WHOSE PARTNERS ARE MEMBERS OF A GRANTEE'S IMMEDIATE FAMILY OR FAMILY TRUSTS. THE WRITTEN INSTRUMENT TO BE USED IN CONNECTION WITH ANY SUCH TRANSFER OR BENEFICIARY DESIGNATION SHALL BE SUBJECT TO PRIOR APPROVAL BY THE BOARD. FOR PURPOSES OF THIS ARTICLE 7, "IMMEDIATE FAMILY" INCLUDES, SUCH GRANTEE'S SPOUSE, CHILDREN, GRANDCHILDREN, GREAT GRANDCHILDREN, STEPCHILDREN, PARENTS, STEPPARENTS, GRANDPARENTS, SIBLINGS, HALF SIBLINGS AND THE SPOUSES OF SUCH INDIVIDUALS.

     B. THE PERMISSIBLE TRANSFEREE SHALL REMAIN SUBJECT TO ALL OF THE TERMS AND CONDITIONS APPLICABLE TO SUCH OPTION PRIOR TO SUCH TRANSFER INCLUDING THE GRANTEE'S OBLIGATION FOR TAXES AND COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE PLAN A PERMISSIBLE TRANSFEREE SHALL HAVE ALL THE RIGHTS AND OBLIGATIONS OF THE GRANTEE HEREUNDER AND THE GRANTEE SHALL NOT RETAIN ANY RIGHTS WITH RESPECT TO THE TRANSFERRED OPTION AND FURTHER PROVIDED THAT THE PAYMENT OF ANY TAX ATTRIBUTABLE TO THE EXERCISE OF AN AWARD SHALL REMAIN THE OBLIGATION OF THE GRANTEE AND THE PERIOD DURING WHICH AN AWARD SHALL REMAIN EXERCISABLE UNDER ARTICLE 10 SHALL DEPEND UPON THE TIME AND CIRCUMSTANCES OF THE GRANTEE'S TERMINATION OF SERVICE.

     8. Exercise of Awards.

     a. Exercise. Each Grantee may exercise all or any portion of the vested portion of an Option by delivering to the Company written notice of intent to purchase a specific number of the Shares together with payment in full therefor at the Option Price. Such notice and payment shall be delivered to the Office of the Secretary, [Specialty Equipment Companies, Inc., 6581 Revlon Drive, Belvidere, Illinois 61008] AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. Exercise shall become effective as of the date on which payment in full for the Shares being purchased is actually received by the Office of the Secretary, provided that no payment shall be accepted which is received in the office of the Company's Secretary after the Expiration Date.


     b. Payment. Payment shall be made [in cash or by cashiers check], AT THE ELECTION

OF THE GRANTEE, IN EITHER OF THE FOLLOWING FORMS (OR ANY COMBINATION THEREOF):
(1) CASH, CERTIFIED CHECK, CASHIERS CHECK OR WIRE TRANSFER MADE PAYABLE TO "SPECIALTY EQUIPMENT COMPANIES, INC." OR (2) SHARES OF STOCK, HELD BY THE GRANTEE FOR AT LEAST SIX MONTHS PRIOR TO THE DATE OF EXERCISE, VALUED AT ITS FAIR MARKET VALUE ON THE DATE OF EXERCISE, OR IF THE DATE OF EXERCISE IS NOT A BUSINESS DAY, THE NEXT SUCCEEDING DAY. IF SHARES OF STOCK HELD BY THE GRANTEE ARE USED TO PAY THE OPTION PRICE FOR STOCK, THEN IF REQUESTED BY THE SECRETARY OR AN ASSISTANT SECRETARY OF THE COMPANY, THE GRANTEE SHALL DELIVER TO THE SECRETARY OR ASSISTANT SECRETARY THE AGREEMENT EVIDENCING THE OPTION AND THE GRANTEE'S CERTIFICATE THAT SUCH STOCK HAS BEEN HELD BY THE GRANTEE FOR AT LEAST SIX MONTHS AND SUCH CERTIFICATE SHALL IDENTIFY THE NUMBER OF SHARES OF STOCK AND THE STOCK CERTIFICATE OR OTHER DOCUMENT OR NOTATION WHICH EVIDENCES SUCH STOCK OWNERSHIP. THE NUMBER OF SHARES OF SUCH STOCK BEING SO USED AND THE NUMBER OF SHARES PURCHASED UPON EXERCISE MAY BE EVIDENCED BY A NOTATION ON THE AGREEMENT AND THE AGREEMENT SHALL BE RETURNED TO THE GRANTEE. NO FRACTIONAL SHARES OF STOCK (OR CASH IN LIEU THEREOF) SHALL BE ISSUED UPON EXERCISE OF AN OPTION AND THE NUMBER OF SHARES OF STOCK THAT MAY BE PURCHASED UPON EXERCISE SHALL BE ROUNDED TO THE NEAREST NUMBER OF WHOLE SHARES.

     c. Compliance with Laws. The Company shall not be obligated to deliver any certificates for the shares purchased if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Grantee or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company's securities may then be listed.


[9.  Mandatory Withholding Taxes.]



     9. MANDATORY WITHHOLDING TAXES. The Company shall require as a condition of delivery of any shares of Stock that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, if any.

     10. Termination of Service.

     A. If a Grantee has a Termination of Service, then the unexercised portion of an Option to the extent exercisable on the date of the Grantee's Termination of Service may be exercised, in whole or in part, at any time within three months following such Termination of Service, except that (i) if the Grantee's Termination of Service is caused by the death of the Grantee, then the unexercised portion of an Option to the extent vested and exercisable on the date of the Grantee's death, may be exercised, in whole or in part, at any time within three years after the Grantee's death by the Grantee's personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee's Termination of Service is on account of Retirement or Disability, then the unexercised portion of an Option to the extent vested and exercisable at the date of such Termination of Service, may be exercised, in whole or in part, by the Grantee at any time within three years after the date of such Termination of Service (or in the event of the Grantee's death before the end of such three-year period by the Grantee's personal representative or person to whom the Option is transferred by will or the applicable laws of descent and distribution); and (iii) if the Grantee's Termination of Service is for Cause, all Options awarded to such Grantee shall immediately be forfeited.

     B. Notwithstanding Article 6 and the foregoing, upon a Grantee's death or Disability, (A) any Awards subject to Article 6(b)(i) shall immediately vest and become exercisable, (B) to the extent the performance goals specified in Article 6(b)(ii) are met within the requisite time period and prior to the date of such death or Disability, the Awards subject to Article 6(b)(ii) shall be fully vested and exercisable, and (C) to the extent the performance goals specified in
Article 6(b)(iii) are met within the requisite time period and prior to the date of such death or Disability, the Awards subject to Article 6(b)(iii) shall be fully vested and exercisable.

     11. Securities Law Matters.

If necessary to comply with the Securities Act of 1933 AND ANY APPLICABLE STATE SECURITIES LAW, the Company shall require a written investment intent representation by the Grantee and shall require that a restrictive legend be affixed to certificates for shares of Stock.

     12. No Funding Required. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     13. No Service Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain in the service of the Company or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company to [terminate the service of such Grantee.] REMOVE OR NOT RE-ELECT ANY GRANTEE IN ACCORDANCE WITH APPLICABLE LAW.

     14. Rights as a Stockholder. A Grantee shall not, by reason of any Award, have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him.

     15. Nature of Payments. Any and all grants of Awards or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     16. Adjustments. In order to prevent dilution or enlargement of the benefits intended to be awarded under the Plan,

     a. the aggregate numbers of shares of Stock available under Articles 3(a) and 3(b),

     b. the number of shares of Stock covered by an Award, and

     c. the Option Price,

shall be adjusted to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

     17. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions in Stock pursuant to the Plan to be exempt from potential liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any securities exchange on which are listed any of the Company's equity securities.

     18. Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect (a) any Award then outstanding under the Plan, or (b) adjustments to Awards in accordance with Article 16.

     19. No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     20. Controlling Law. The law of the State of Delaware except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

     21. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

 ................................................................................

                3/4           FOLD AND DETACH HERE            3/4

PROXY                                                                      PROXY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      SPECIALTY EQUIPMENT COMPANIES, INC.
                      1245 Corporate Boulevard, Suite 401
                             Aurora, Illinois 60504

              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 27, 1999

The undersigned stockholder hereby appoints JEFFREY P. RHODENBAUGH, DONALD K. MCKAY and DOUGLAS C. JOHNSON, or any of them, with full power of substitution (the action of one, if only one be present and acting to be in any event controlling), the proxies of the undersigned at the Annual Meeting of Stockholders of Specialty Equipment Companies, Inc. (the "Company") to be held at the Company's corporate offices located at 1245 Corporate Boulevard, Suite 401, Aurora, Illinois on Thursday, May 27, 1999 at 10:00 a.m., Chicago time and at any and all adjournments or postponements thereof, and to vote all shares which the undersigned would be entitled to vote thereat as designated below, with all powers which the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3.

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

                                                                                    (Comments/Change of Address)
                                                                                    ------------------------------------
                                                                                    ------------------------------------
                                                                                    ------------------------------------
                                                                                    (If you have written in the above
                                                                                    space, please mark the corresponding
                                                                                    box on the reverse side)
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


                      SPECIALTY EQUIPMENT COMPANIES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. LOGO


                                    FOR   WITHHELD  FOR ALL
                                    ALL      ALL    EXCEPT:                                               FOR     AGAINST    ABSTAIN

1. Election of Directors --                                   2. Proposal 2:
   Director Nominees:                                              Approval of the Company's Amended and
    Charles E. Hutchinson, PhD                                     Restated Executive  Long Term Incentive
    Arvrom A. Glazer                                               Plan
    Richard A. Kint                                           3. Proposal 3:
                                                                   Amendment to the Company's Non-Employee
                                                                   Director Plan



                                                     Comments/
--------------------------------------------           Change       [ ]              Dated:                                   , 1999
Nominee exception (INSTRUCTION: To withhold              of                                 ----------------------------------
authority to vote for any individual nominee          Address
or nominees, write the name(s) of the nominee(s)                                     Signature
on the line provided above.)
                                                                                     -----------------------------------------------
4. In their discretion, the Proxies are authorized                                   Signature if held jointly
   to vote upon such other business of which the
   Company did not have notice prior to February                                     NOTE: Please sign exactly as name appears at
   27, 1999 as may properly come before the meeting.                                 left. When shares are held by joint tenants,
                                                                                     both should sign. When signing as attorney,
                                                                                     executor, administrator, trustee or guardian,
                                                                                     please give full title as such. If a
                                                                                     corporation, please sign in full corporate name
                                                                                     by president or other authorized officer. If a
                                                                                     partnership, please sign in partnership name by
                                                                                     authorized person.



 ....................................................................................................................................
                                            -          FOLD AND DETACH HERE           -
                         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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